                                                                    Exhibit 10.9

                                                              EXECUTION ORIGINAL


















                               AGREEMENT OF LEASE


                                     Between


                     POLESTAR FIFTH PROPERTY ASSOCIATES LLC



                                    Landlord,



                                       AND


                            PREDICTIVE SYSTEMS, INC.

                                     Tenant.




                                    Premises:
                          Entire Eleventh (11th) Floor
                                417 Fifth Avenue
                               New York, New York

                                TABLE OF CONTENTS

                           CAPTION                                         PAGE

1.       BASIC LEASE TERMS....................................................1
                  A.       DEFINITIONS........................................1
                  B.       DEMISE.............................................2
                  C.       TERM...............................................2
                  D.       RENT...............................................2
                  E.       RENT CREDIT........................................2

2.       USE AND OCCUPANCY....................................................3
                  A.       PERMITTED USES.....................................3
                  B.       USE PROHIBITIONS...................................3

3.       ALTERATIONS..........................................................3
                  A.       ALTERATIONS WITHIN PREMISES........................3
                  B.       RESTORATION OF PREMISES............................4
                  C.       CHLOROFLUOROCARBONS................................4
                  D.       SUBMISSION OF PLANS................................4
                  E.       MECHANICS' LIENS; LABOR CONFLICTS..................5

4.       REPAIRS..............................................................5

5.       WINDOW CLEANING......................................................5

6.       REQUIREMENTS OF LAW; FLOOR LOAD......................................6
                  A.       REQUIREMENTS OF LAW................................6
                  B.       FLOOR LOAD.........................................6

7.       SUBORDINATION........................................................6
                  A.       SUBORDINATION......................................6
                  B.       ATTORNMENT.........................................7
                  C.       NON-DISTURBANCE....................................7

8.       RULES AND REGULATIONS................................................7

9.       INSURANCE............................................................7
                  A.       LIABILITY INSURANCE................................7
                  B.       "ALL RISK"INSURANCE................................8
                  C.       WAIVER OF SUBROGATION..............................8
                  D.       LANDLORD'S INSURANCE...............................8

10.      DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.................9
                  A.       REPAIR OF DAMAGE...................................9
                  B.       TERMINATION OPTION.................................9
                  C.       REPAIR DELAYS.....................................10
                  D.       PROVISION CONTROLLING.............................10
                  E.       PROPERTY LOSS OR DAMAGE...........................10

11.      CONDEMNATION........................................................10
                  A.       CONDEMNATION......................................10
                  B.       AWARD.............................................11

12.      ASSIGNMENT AND SUBLETTING...........................................11
                  A.       PROHIBITION WITHOUT CONSENT.......................11
                  B.       NOTICE OF PROPOSED TRANSFER.......................11
                  C.       LANDLORD'S OPTIONS................................11
                  D.       TERMINATION BY LANDLORD...........................11
                  E.       TAKEBACK BY LANDLORD..............................12
                  F.       EFFECT OF TAKEBACK OR TERMINATION.................12
                  G.       CONDITIONS FOR LANDLORD'S APPROVAL................12
                  H.       FUTURE REQUESTS...................................14
                  I.       SUBLEASE PROVISIONS...............................14
                  J.       PROFITS FROM ASSIGNMENT OR SUBLETTING.............14
                  K.       OTHER TRANSFERS...................................15
                  L.       RELATED CORPORATION...............................15
                  M.       ASSUMPTION BY ASSIGNEE............................15
                  N.       LIABILITY OF TENANT...............................15
                  O.       LISTINGS..........................................16
                  P.       INTENTIONALLY DELETED.............................16
                  Q.       RE-ENTRY BY LANDLORD..............................16


13.      CONDITION OF THE PREMISES...........................................16
                  A.       ACCEPTANCE BY TENANT..............................16
                  B.       TENANT'S INITIAL ALTERATION.......................16

14.      ACCESS TO PREMISES..................................................17
                  A.       ACCESS BY LANDLORD................................17
                  B.       OTHER LANDLORD PRIVILEGES.........................17

15.      CERTIFICATE OF OCCUPANCY............................................18

16.      LANDLORD'S LIABILITY................................................18

17.      DEFAULT.............................................................18
                  A.       EVENTS OF DEFAULT; CONDITIONS OF LIMITATION.......18
                  B.       EFFECT OF BANKRUPTCY..............................19
                  C.       CONDITIONAL LIMITATION............................19

18.      REMEDIES AND DAMAGES................................................19
                  A.       LANDLORD'S REMEDIES...............................19
                  B.       DAMAGES...........................................20
                  C.       LEGAL FEES........................................21

19.      FEES AND EXPENSES...................................................21
                  A.       CURING TENANT'S DEFAULTS..........................21
                  B.       LATE CHARGES......................................21

20.      NO REPRESENTATIONS BY LANDLORD......................................21

21.      END OF TERM.........................................................22
                  A.       SURRENDER OF PREMISES.............................22
                  B.       HOLDOVER BY TENANT................................22

22.      QUIET ENJOYMENT.....................................................22

23.      FAILURE TO GIVE POSSESSION..........................................22

24.      NO WAIVER...........................................................23
                  A.       NO EXTENSION......................................23
                  B.       NO SURRENDER......................................23
                  C.       NO WAIVER.........................................23
                  D.       APPLICATION OF PAYMENT............................23
                  E.       ENTIRE AGREEMENT..................................24

25.      WAIVER OF TRIAL BY JURY.............................................24

26.      INABILITY TO PERFORM................................................24

27.      BILLS AND NOTICES...................................................24

28.      ESCALATION..........................................................25
                  A.       DEFINED TERMS.....................................25
                  B.       ESCALATION........................................26
                  C.       PAYMENT OF ESCALATIONS............................26
                  D.       ADJUSTMENTS.......................................27
                  E.       TAX INCENTIVE PROGRAMS............................28

29.      SERVICES............................................................28
                  A.       ELEVATOR..........................................28
                  B.       HEATING...........................................28
                  C.       COOLING...........................................28
                  D.       AFTER HOURS AND ADDITIONAL SERVICES...............29
                  E.       CLEANING..........................................29
                  F.       SPRINKLER SYSTEM..................................29
                  G.       WATER.............................................29
                  H.       ELECTRICITY SERVICE...............................30
                  I.       INTERRUPTION OF SERVICES..........................31
                  J.       DESK ATTENDANTS...................................31

30.      PARTNERSHIP TENANT..................................................31
                  A.       PARTNERSHIP TENANTS...............................31
                  B.       LIMITED LIABILITY ENTITY..........................32

31.      VAULT SPACE.........................................................32

32.      SECURITY DEPOSIT....................................................32
                  A.       DEPOSIT OF SECURITY...............................32
                  B.       LETTER OF CREDIT..................................33
                  C.       REDUCTION IN SECURITY DEPOSIT.....................33

33.      CAPTIONS............................................................33

34.      ADDITIONAL DEFINITIONS..............................................34
                  A.       OFFICE............................................34
                  B.       REENTRY...........................................34
                  C.       RENT..............................................34
                  D.       BUSINESS DAY......................................34

35.      PARTIES BOUND.......................................................34

36.      BROKER..............................................................34

37.      INDEMNITY...........................................................34

38.      ADJACENT EXCAVATION SHORING.........................................35

39.      MISCELLANEOUS.......................................................35
                  A.       NO OFFER..........................................35
                  B.       CERTIFICATES......................................35
                  C.       DIRECTORY LISTINGS................................35
                  D.       SIGNAGE...........................................35
                  E.       CONSENTS AND APPROVALS............................36
                  F.       GOVERNING LAW.....................................36
                  G.       FINANCIAL STATEMENTS..............................36
                  H.       SIGNATORIES.......................................36

40.      HAZARDOUS SUBSTANCES................................................36

41.      TENANT'S RIGHT OF FIRST OFFER.  ....................................36
                  A.       EXPANSION SPACE...................................37
                  B.       TERMS OF EXERCISE OF ANY OFFER....................37
                  C.       FAILURE TO DELIVER EXPANSION SPACE................37
                  D.       AS IS.............................................37
                  E.       RIGHTS PERSONAL...................................37
                  F.       DEFINED TERMS.....................................37
                  G.       DETERMINATION OF FAIR MARKET VALUE................38

42.      PENTHOUSE SPACE.....................................................38
                  A.       INCLUSION OF PENTHOUSE SPACE......................38
                  B.       MODIFICATION TO LEASE.............................38
                  C.       ACCEPTANCE OF EXPANSION SPACE.....................39
                  D.       FAILURE TO GIVE POSSESSION........................39
                  E.       PENTHOUSE TERRACE.................................39

Exhibit 1                  Floor Plan of Premises

Exhibit 2                  Form  Letter of Credit

Exhibit 3                  Penthouse Space

Exhibit 4                  Cleaning Specifications

Exhibit 5                  List of Expiration Dates of 10th Floor Leases



Schedule A                 Rules and Regulations

Schedule B                 Tenant's Initial Alteration

Schedule C                 Landlord's Post-Commencement Work

Schedule D                 Landlord's Pre-Commencement Work

Schedule E                 Requirements for "Certificates of Final Approval"

Schedule F                 Tenant Alteration Work and New Construction
                           Conditions and Requirements

THIS AGREEMENT OF LEASE (this "Lease"), made as of this ____ day of June, 1999 by and between POLESTAR FIFTH PROPERTY ASSOCIATES LLC, a Delaware limited liability company, having an office c/o New Rock Realty Management LLC, 420 Lexington Avenue, Suite 900, New York, New York 10170 ("Landlord") and PREDICTIVE SYSTEMS, INC., a Delaware corporation, having an office at 145 Hudson Street, New York, New York 10013 ("Tenant").


1.       BASIC LEASE TERMS.

         A. DEFINITIONS. The following definitions contained in this subsection A of this Article 1 shall have the meanings hereinafter set forth used throughout this Lease and the Exhibits and Schedules (if any) annexed hereto and made a part hereof.

                  (i)      "Base Labor Year" shall mean the calendar year 1999.

                  (ii) "Base Tax Year" shall mean the Tax Year (as defined in Article 28 hereof) 1999/2000.

                  (iii) "Broker" shall mean collectively New Rock Realty Management LLC, Cushman & Wakefield, Inc. and Newmark & Company Real Estate, Inc.

                  (iv) "Building" the building known as 417 Fifth Avenue, County, City and State of New York, together with all appurtenant rights granted to Landlord, as lessee under the Master Lease (as hereinafter defined).

                  (v) "Commencement Date" shall mean the date of substantial completion of Landlord's Pre-Commencement Work (as hereinafter defined).

                  (vi) "Expiration Date" shall mean the last day of the month in which the tenth (10th) anniversary of the Rent Commencement Date shall occur.

                  (vii) "Labor Rate Factor" shall mean 29,460.

                  (viii) "Labor Rate Multiple" shall mean one (1).

                  (ix) "Landlord's Post-Commencement Work" shall mean the work and installations at the Premises as set forth in Schedule C annexed hereto and made a part hereof.

                  (x) "Landlord's Pre-Commencement Work" shall mean the work and installations at the Premises as set forth in Schedule D annexed hereto and made a part hereof.

                  (xi) "Master Lease" shall mean that certain lease dated on or about February 9, 1998 between 417 FS Realty LLC, as lessor and Landlord, as lessee, as such lease has been and may be modified and amended from time to time.

                  (xii) "Permitted Uses" shall mean executive and general offices in connection with Tenant's business and sales of the named Tenant's systems and services via telephone.

                  (xiii) "Premises" shall mean the entire eleventh (11th) floor in the Building, as more particularly shown on
                           Exhibit 1 annexed hereto and made a part hereof.

                  (xiv) "Real Property" shall mean the Building together with the plot of land upon which such building stands.

                  (xv)     "Rent" shall mean:

                           (a)      for the period commencing on the
                                    Commencement Date through and including the day immediately preceding the date on which the third (3rd) anniversary of the Commencement Date shall occur, Nine Hundred Forty-Two Thousand Seven Hundred Twenty Thousand and 00/100 ($942,720.00) Dollars
                                    per annum, payable in equal monthly
                                    installments of Seventy-Eight Thousand Five
                                    Hundred Sixty and 00/100 ($78,560.00)
                                    Dollars each; and

                           (b) for the period commencing on the date on which the third (3rd) anniversary of the Commencement Date shall occur through and including the day immediately preceding the date on which the seventh (7th) anniversary of the Commencement Date shall occur, One Million Sixty Thousand Five Hundred Sixty and 00/100 ($1,060,560.00) Dollars per
                                    annum, payable in equal monthly installments of Eighty-Eight Thousand Three Hundred Eighty and 00/100 ($88,380.00) Dollars each; and

                           (c) for the period commencing on the date on which the seventh (7th) anniversary of the Commencement Date shall occur through and including the Expiration Date, One Million One Hundred Sixty-Three Thousand Six Hundred Seventy and 00/100 ($1,163,670.00) Dollars
                                    per annum, payable in equal monthly
                                    installments of Ninety-Six Thousand Nine
                                    Hundred Seventy-Two and 50/100 ($96,972.50)
                                    Dollars each.

                  (xvi) "Rent Commencement Date" shall mean the date which is two hundred seventy (270) days following the Commencement Date, subject to the provisions of subsection E below.

                  (xvii) "Security Deposit" shall mean the sum of $1,060,560.00.

                  (xvii) "Tenant's Initial Alteration" shall mean the work and installations at the Premises as set forth in Schedule B annexed hereto and made a part hereof.

                   (xviii) "Tenant's Proportionate Share" shall mean eight and thirty-five hundredths percent (8.35%), based upon the agreement of the parties that the Premises consists of 29,460 rentable square feet. Landlord represents that for all leases currently being executed by Landlord named herein, the proportionate share for all tenants under all such leases is computed by (a) dividing the number of rentable square feet deemed to be in the applicable premises by 352,656 which is the number of rentable square feet deemed to be in the Building and then
                           (b) rounding the thousandths decimal place, if any, of the quotient arrived at in clause (a) above upwards or downwards to the nearest hundredths decimal place.

         Notwithstanding anything to the contrary contained in this subsection A of this Article 1, Articles 1 through 42 of this Lease shall control the rights and obligations of the parties hereto.

         B. DEMISE. Subject to and upon the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

         C. TERM. This Lease shall be for a term (the "Term") which commences on the Commencement Date and ends on the Expiration Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Within ten (10) business days of Landlord's request, Tenant and Landlord shall join in the execution of an agreement stipulating the Commencement Date, the Rent Commencement Date and the Expiration Date of this Lease.

         D. RENT. Commencing as of the Commencement Date (subject to the terms of Subsection E below), and continuing throughout the Term, Tenant shall pay Landlord the annual Rent set forth in Subsection A of this Article 1, payable without demand, on or in advance of the first day of each month in equal monthly installments, in lawful money (legal tender for public or private debts) of the United States of America, at the office of Landlord or such other place as Landlord may designate in writing from time to time without any set-off, offset, abatement or deduction, except as may be expressly set forth herein, except that Tenant shall pay the first (1st) monthly installment upon Tenant's execution of this Lease. If the Rent Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall pay to Landlord on or before the first day of the next month the monthly installment of Rent for such partial month on a pro rata basis (based on the actual number of days in the commencement month), and the first month's rent paid by Tenant as described above shall be applied to the first full calendar month of the Term for which Rent shall be due and payable. Such payment, together with the sum paid by Tenant as first month's Rent upon the execution of this Lease, shall constitute payment of the Rent for the period from the Commencement Date to and including the last day of the next succeeding calendar month.

         E. RENT CREDIT. Notwithstanding anything to the contrary hereinabove set forth, provided this Lease is in full force and effect and Tenant is not in default under this Lease beyond the expiration of any applicable grace or cure period, Tenant shall be entitled to a credit against the Rent for the two hundred seventy (270) day period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date in the aggregate amount of $707,040.00, which credit shall be applied against the Rent in nine (9) equal monthly installments of $78,560.00 each.

2.       USE AND OCCUPANCY.

         A. PERMITTED USES. Tenant shall use and occupy the Premises for the Permitted Uses, and for no other purpose.

         B. USE PROHIBITIONS. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) as an employment agency, labor union office, physician's or dentist's office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant), (iii) for a public stenographer or typist, (iv) for a telephone or telegraph agency, telephone or secretarial service for the public at large, (v) for a messenger service for the public at large, (vi) gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (vii) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (viii) for the offices or business of any federal, state or municipal agency or any agency of any foreign government or (ix) for a security or guard service, or any other business for which Landlord would not normally rent space for. If any provision of this Lease permits, in whole or in part, use involving fabrication of any product or assembly of components of any product or the sale of any product or service, such use is only permitted to the extent lawful under the present certificate of occupancy for the Building and under laws, ordinances, regulations, rules and orders of any governmental body having jurisdiction over the Premises, from time to time in effect. The provisions of this Article shall be binding upon Tenant's successors, assigns, subtenants and licensees and shall not be waived by any consent to an assignment or subletting or otherwise except by written instrument expressly referring to this Article. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.


3.       ALTERATIONS.

         A. ALTERATIONS WITHIN PREMISES. Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises ("Alterations") without Landlord's prior consent. Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and to the provisions of this Article, Tenant, at Tenant's expense, may make Alterations in or to the interior of the Premises which are nonstructural, do not affect the Building's mechanical, electrical, plumbing, Class E or other Building systems or the structural integrity of the Building, do not affect any part of the Building other than the Premises, do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, do not reduce the value or utility of the Building and which are performed only by contractors and mechanics first reasonably approved by Landlord and in compliance with all applicable laws. Notwithstanding the foregoing, Tenant may, without Landlord's consent, perform alterations of a purely cosmetic or decorative nature (e.g., painting or the installation of wall covering or carpeting) (collectively "Cosmetic Alterations") provided that (i) the estimated cost of the labor and materials for such Alterations in any one instance (or in a series of instances effectuating a single alteration plan) does not exceed $30,000.00, (ii) such Alterations are performed by contractors reasonably acceptable to Landlord,
(iii) Landlord shall have received, at least ten (10) days prior to the commencement of such Alterations, notice of the Alterations to be performed, the identity of the contractors performing such Alterations (together with certificates of insurance required to be maintained by such contractors) and copies of drawings, plans and specifications prepared with respect to such Alterations, if any, and (d) the terms and provisions of this Lease regarding Alterations are otherwise fully complied with. Tenant shall not perform work which would (i) require changes to the structural components of the Building or the exterior design of the Building, (ii) require any material modification to the Building's mechanical, electrical, plumbing installations or other Building installations outside the Premises, (iii) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (iv) be incompatible with the Certificate of Occupancy for the Building. Subject to the terms of Article 6 hereof, any changes required by any governmental department resulting from Tenant's Alterations in or with respect to the Premises shall be performed at

Tenant's sole cost. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Premises. A copy of the current construction conditions and requirements for tenant alteration work and new construction is annexed hereto as Schedule F and made a part hereof.

         B. RESTORATION OF PREMISES. All furniture, furnishings and movable fixtures and removable partitions installed by Tenant must be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date. All Alterations in and to the Premises which may be made by Landlord or Tenant prior to and during the Term, or any renewal thereof, shall become the property of Landlord upon the Expiration Date or earlier end of the Term or any renewal thereof, and shall not be removed from the Premises by Tenant unless Landlord, at Landlord's option by notice to Tenant prior to the Expiration Date, elects to have them removed from the Premises by Tenant, in which event the same shall be removed from the Premises by Tenant, at Tenant's expense, on or prior to the Expiration Date. In the event Landlord elects to have Tenant remove such Alterations, Tenant shall repair and restore in a good and workmanlike manner to Building standard original condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, Tenant may, at the time of its initial submission of plans and specifications showing proposed Alterations to Landlord for Landlord's review and approval, request in writing that Landlord waive its right to compel Tenant to remove the Alterations identified on such plans and specifications. If Landlord waives such right to compel Tenant to remove such Alterations, in whole or in part, Landlord shall notify Tenant at the time of the approval of such plans and specifications of those Alterations which Tenant may be required to remove in accordance with the terms of this Article prior to the expiration of the Term or upon the occurrence of a termination of this Lease and Tenant shall, upon the expiration of the Term or upon such termination, unless instructed otherwise by Landlord, be required to remove only such Alterations specified in Landlord's notice. Notwithstanding anything to the contrary contained herein, Landlord hereby agrees to waive Tenant's restoration obligation with respect to any Alterations that are customary in nature for office installations and which shall not cause Landlord to incur extraordinary demolition expenses at the end of the Term hereof (by means of illustration only, customary office installations shall mean built-in bookcases and kitchen pantry, but not an internal staircase or raised flooring). Any of such Alterations or other property except for cash or cash equivalents not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall become the property of Landlord, but nothing herein shall be deemed to relieve Tenant of responsibility for the cost of removal of any such Alterations or other property which Tenant is obligated to remove hereunder. Notwithstanding the foregoing, Tenant may, at the time that Tenant submits plans for any Alterations including Tenant's Initial Alterations for Landlord's approval, request that Landlord waive Tenant's obligation to remove such Alterations at the end of the Term.

         C. CHLOROFLUOROCARBONS. Anything contained herein to the contrary notwithstanding, in the event Landlord shall elect to have Tenant repair or remove any mechanical or other equipment installed by or on behalf of Tenant within the Premises containing chlorofluorocarbons ("CFC's"), the repair or removal of such equipment, as the case may be, shall conform with all requirements of law and industry practices. Additionally, any such repair or removal shall be done by contractors reasonably approved by Landlord and subject to the procedures to which Landlord's consent shall have previously been obtained. Tenant shall indemnify and hold Landlord harmless from any liability or damages resulting from any contamination within the Building, as a result of the repair or removal of any of the aforesaid equipment containing CFC's by Tenant.

         D. SUBMISSION OF PLANS. Prior to making any Alterations, Tenant (i) shall submit to Landlord or to a consultant appointed by Landlord ("Landlord's Consultant") detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, Class E sprinkler and structural drawings stamped by a professional engineer or architect licensed in the State of New
York) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which approval shall be granted or withheld in accordance with the terms of Subsection A hereof, (ii) shall pay to Landlord all reasonable out-of-pocket costs and expenses incurred by Landlord (including the cost of Landlord's Consultant) in connection with Landlord's review of Tenant's plans and specifications, (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) shall furnish to Landlord evidence that Tenant, and Tenant's contractors and subcontractors engaged in connection with such Alterations, are carrying such insurance as Landlord may require, as more particularly set forth in Schedule F annexed hereto and made a part hereof. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration, including the "as-built" or marked drawings showing such Alterations, required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined) and in accordance with the Americans with Disabilities

Act of 1990, including but not limited to the accessibility provisions thereof; all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In the event any Alterations are performed by Landlord's designated contractor or any entity which is an affiliate of Landlord or any general partner or managing member of Landlord, the failure by Tenant to pay the cost of such Alterations within ten (10) business days after rendition of a bill therefor and notice and a reasonable opportunity to cure shall be deemed a material default under this Lease. Landlord's approval of Tenant's plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord with respect to their completeness, design, sufficiency or compliance with all applicable laws, rules or regulations of governmental agencies or authorities.

         E. MECHANICS' LIENS; LABOR CONFLICTS. Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, service provider, mechanic or laborer in the Premises, whether in connection with any Alterations, cleaning services or otherwise, if, in Landlord's sole but reasonable discretion, such employment will interfere or cause any conflict with other contractors, service providers, mechanics, or laborers engaged in the construction, cleaning, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, service providers, mechanics or laborers causing such interference or conflict to leave the Building immediately.


4. REPAIRS. Landlord shall maintain and repair the public portions of the Building, both exterior and interior, all Building systems and the restrooms on the eleventh (11th) floor, all in a manner consistent with comparable office buildings in the general proximity of the Building, except for repairs and maintenance required to be performed by Tenant in accordance with the terms of this Lease. Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. Tenant shall pay Landlord for all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises. Notwithstanding the foregoing and subject to the terms of Article 9C hereof, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of, or Alterations made by, or any work, labor, service or equipment done for or supplied to, Tenant or any subtenant, or the installation, use or operation of any property or equipment by Tenant or any of Tenant's subtenants, agents, employees, invitees or licensees, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. Subject to the terms of Article 9C hereof, Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment by or on behalf of Tenant, Tenant's subtenants, agents, employees, invitees or licensees. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten
(10) days notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, or if Landlord elects to make any repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible by Landlord as additional rent promptly after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Premises for which Landlord may be responsible hereunder. Except as expressly provided in Articles 10 and 29 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. If the Premises be or become infested with vermin, Tenant, at Tenant's expense, shall cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release

Tenant from its obligations hereunder nor constitute an eviction. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, then, unless Tenant is required pursuant to this Lease to perform the repairs, maintenance, alterations or improvements, or to comply with any law which resulted in such windows being closed, darkened or bricked-up, Landlord shall perform such repairs, maintenance, alterations or improvements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened or bricked-up, but the foregoing shall not require Landlord to engage overtime or premium-pay labor.

5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

6.       REQUIREMENTS OF LAW; FLOOR LOAD.

         A. REQUIREMENTS OF LAW. Tenant, at Tenant's sole expense, shall promptly comply with all present and future laws, statutes, orders, directives and regulations of federal, state, county, city and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall now or hereafter impose any violation, order or duty (collectively, the "Legal Requirements" and individually, a "Legal Requirement") upon Landlord or Tenant with respect to the Premises as a result of Tenant's particular use or occupation or the alteration thereof by Tenant (as opposed to Tenant's "mere" office use). Tenant shall not be responsible for complying with any Legal Requirement that requires modifications to the Building outside of the Premises unless compliance with such Legal Requirement is necessitated by or in connection with an act or omission of Tenant or any person or entity acting by or on behalf of Tenant, including, without limitation, any Alteration by Tenant or any of its subtenants or Tenant's or any of its subtenants' particular manner of use of the Premises (as opposed to Tenant's "mere" office use). Tenant shall not do or permit to be done any act or thing upon the Premises which is contrary to and will invalidate or be in conflict with any public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Building and fixtures and property therein, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner as not to increase the insurance rate applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof.

         B. FLOOR LOAD. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and heavy equipment and installations such that the same are placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and payment to Landlord of Landlord's actual out-of-pocket costs paid to third parties in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling that would require a rigger, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may reasonably designate.

7.       SUBORDINATION.

         A. SUBORDINATION. This Lease is subject and subordinate to the Master Lease and to each and every ground or underlying lease of the Real Property or the Building hereafter made by Landlord (collectively, the "Superior Leases") and to each and every trust indenture and mortgage (collectively the "Mortgages") which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any certificate that Landlord may reasonably request. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant covenants and agrees that, except as expressly provided herein, Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any of the foregoing. If, at any time Landlord's obligations as lessee under the Master Lease require Landlord to modify any of its obligations under, or any of the terms of, this Lease or if, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease, provided such modifications do not materially increase the obligations or materially and adversely affect or materially diminish the rights of Tenant under this Lease, Tenant covenants to make such modifications.

         B. ATTORNMENT. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection B, reasonably satisfactory to any such owner, lessor or mortgagee and Tenant acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

         C. NON-DISTURBANCE. Landlord agrees that it shall obtain from the holder of the first Mortgage currently encumbering the Real Property, a subordination, non-disturbance and attornment agreement in favor of Tenant in the form generally used by the holder of such first Mortgage within thirty (30) days following Tenant's execution and delivery of the same and in addition, Landlord shall use reasonable efforts to obtain from the future holder of any Mortgage, a subordination, non-disturbance and attornment agreement in the form generally used by such holder; it being expressly understood and agreed that the failure to obtain any such future subordination, non-disturbance and attornment agreement shall in no way relieve Tenant of any of its obligations hereunder or affect the subordination of this Lease as provided herein. Landlord further agrees that it shall obtain from the lessor of the existing Superior Lease of the Real Property a recognition, non-disturbance and attornment agreement in favor of Tenant in the form generally used by such lessor within thirty (30) days following Tenant's execution and delivery of the same. Landlord shall not be required to expend any sums or incur any fees in connection with obtaining any subordination, non-disturbance and attornment agreement unless Tenant shall pay such sums to Landlord in advance and Landlord shall not be required to seek any alternative financing arrangements if the holder of any future Mortgage is unwilling to grant non-disturbance protection to Tenant.


8. RULES AND REGULATIONS. Tenant and Tenant's employees, agents, visitors and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt (collectively, the "Rules and Regulations") on such notice to be given as Landlord may elect; provided that no new Rules and Regulations shall materially increase Tenant's costs of operating its business in the Premises . Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees but Landlord shall not enforce the Rules and Regulation in a discriminatory manner against Tenant.

9.       INSURANCE.

         A. LIABILITY INSURANCE. Tenant shall obtain at its own expense and keep in full force and effect during the Term, a policy of commercial general liability insurance (including, without limitation, insurance covering Tenant's contractual liability under this Lease), under which Tenant is named as the insured, and Landlord, Landlord's managing agent, the present and any future mortgagee of the Real Property or the Building and/or such other designees specified by Landlord from time to time, are named as additional insureds. Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Such policy shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Landlord at least thirty (30) days written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) and damage to property or such greater amount as Landlord may, from time to time, reasonably require. Tenant shall also maintain at its own expense during the Term a policy of workers' compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Tenant shall provide to Landlord upon execution of this Lease and at least thirty (30) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Tenant shall provide Landlord with a complete copy of any such policy upon written request of Landlord. Tenant shall have no right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties unless the blanket policy contains an endorsement that names Landlord, Landlord's managing agent and/or designees specified by Landlord from time to time, as additional insureds, references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A-" and a financial rating of at least "10". In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon at the rate set forth in subsection B of Article 19 hereof, promptly following Landlord's written demand therefor.

         B. "ALL RISK" INSURANCE. Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all furniture, fixtures, equipment, personal property and inventory of Tenant located in the Premises sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of subsections A and C of this Article 9. On any such policy, Tenant shall name Landlord as a loss payee, as its interest may appear.

         C. WAIVER OF SUBROGATION. The parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Premises and the Building, including its respective Alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other or the partners, directors, officers, shareholders or employees of such party for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies to the extent that such loss or damage is actually recoverable under such policies exclusive of any deductibles. Such waiver will not apply should any loss or damage result from one of the parties' gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on Tenant's fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Tenant's business.

         D. LANDLORD'S INSURANCE. Landlord agrees to maintain and keep in full force and effect throughout the Term hereof, standard fire and extended coverage policy, insuring the Building against fire and other causes included on an "all risk" form sufficient to provide 100% full replacement value of the Building (exclusive of foundations) or such lesser amount as will avoid co-insurance provided, however, if (i) such insurance coverage ceases to be available or (ii) the cost of such insurance increases so that owners of similar properties in New York County, New York generally cease to carry such insurance, Landlord shall maintain such insurance coverage as is customarily maintained by owners of similar properties in New York County, New York.

10.      DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

         A. REPAIR OF DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Premises shall be damaged by fire or other casualty, then the Premises shall be repaired and restored to its condition preceding the damage in accordance with the provisions of this Article 10 as promptly as reasonably practicable. Whenever in this Article 10 reference is made to restoration of the Premises, (i) Tenant's obligation shall be as to all property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, of which shall be restored and replaced at Tenant's sole cost and expense and (ii) Landlord's obligation, if any, shall be as to the shell, which constitutes the structure of the Building, the mechanical, electrical, plumbing, air-conditioning and other building-wide systems up to the point of connection into the Premises and any other leasehold improvements existing in the Premises on the date of such damage; provided, however, at Landlord's sole discretion, Landlord may elect to have Tenant restore and any and all Alterations, construction or other improvements made to the Premises by or on behalf of Tenant, in which event Landlord shall make all insurance proceeds received by Landlord for the same made available to Tenant in accordance with the provisions of subsection IV of Schedule B hereof, as if such proceeds were Landlord's Contribution (as defined in Schedule B). Subject to the terms of this Subsection A, Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period, so long as Landlord shall have proceeded with reasonable due diligence. The Rent until such repairs shall be made shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. In the event Landlord elects to have Tenant restore the Premises, notwithstanding the foregoing to the contrary, the Rent shall be reduced during Tenant's restoration of the Premises but in no event for more than three (3) months following the date Landlord substantially completes its repair and restoration to the shell and other building-wide systems. Within sixty (60) days after notice to Landlord of damage to the Premises or any part thereof by fire or other casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the reasonable time required to repair such damage. If the estimated time period exceeds ten (10) months, Tenant may elect to terminate this Lease by notice to Landlord given not later than fifteen (15) days following the delivery of such estimate to Tenant. If Tenant elects to terminate this Lease, the Term of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord and the Rent and additional rent shall be terminated from and after the effective date of such termination. If Tenant shall not so elect to terminate this Lease, but Landlord shall thereafter fail to substantially complete the restoration of the Premises on or before the estimated restoration date for any reason whatsoever, other than a force majeure event or any other cause beyond the reasonable control of Landlord, Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than five (5) days following the estimated restoration date and if Landlord shall fail to so complete such restoration within five (5) days following Landlord's receipt of Tenant's termination notice (subject to delays caused by force majeure events or any similar cause beyond the reasonable control of Landlord), this Lease shall be deemed canceled and terminated as of the date of the giving of such termination notice as if such date were the Expiration Date. If Landlord elects to have Tenant restore the Premises in accordance with the provisions of this subsection A, Tenant's right to terminate this Lease pursuant to the immediately preceding sentence shall only be applicable if Landlord fails to timely complete its repair and restoration of the shell and other building-wide systems.

         B. TERMINATION OPTION. Anything in subsection A of this Article 10 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged by fire or other casualty that, in Landlord's sole but reasonable opinion, either substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), or if the Building, after its proposed repair, alteration or restoration, shall not be economically viable as an office building, then in any of such events, Landlord, at Landlord's option, may, not later than sixty (60) days following the damage, give Tenant a notice in writing terminating this Lease; provided that if the Premises are not substantially damaged or rendered untenantable, Landlord may not terminate this Lease unless Landlord shall elect to terminate leases affecting at least thirty percent (30%) of the rentable office area of the Building (excluding any rentable area occupied by Landlord or its affiliates). In addition, (i) if any damage shall occur to the Premises or the Building during the last year of the Term, Landlord or Tenant shall have the option to terminate this Lease by thirty (30) days prior written notice to the other and (ii) Landlord shall not be obligated to repair or restore the Premises or the Building if a holder of a mortgage or underlying leasehold applies proceeds of insurance to the loan or lease payment balance, and the remaining proceeds, if any, available to Landlord are insufficient to pay for such repair or restoration. If Landlord elects to terminate this Lease, the Term shall expire upon the date set forth in such notice, and Tenant shall vacate the Premises and surrender the same to Landlord without prejudice however, to Landlord's rights and remedies against Tenant under this Lease in effect prior to such termination and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent thereafter accruing shall cease as of the day following such damage.

         C. REPAIR DELAYS. Landlord shall not be liable for reasonably unavoidable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord and/or Tenant, and for reasonably unavoidable delays on account of "labor troubles" or any other force majeure event.

         D. PROVISION CONTROLLING. The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

         E. PROPERTY LOSS OR DAMAGE. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, subject to the terms of Article 9C hereof. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building, except as expressly set forth herein. Anything in this Article 10 to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligence or willful misconduct of Landlord. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 37 hereof in order to recoup for payments made to compensate for losses of third parties.

11.      CONDEMNATION.

         A. CONDEMNATION. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then,

(i) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent, Tenant's Proportionate Share and the Labor Rate Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Proportionate Share shall be redetermined based on the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation, (ii) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days notice of termination of this Lease if Landlord shall elect to terminate leases affecting at least thirty percent (30%) of the rentable office area of the Building (excluding any rentable area leased by Landlord or its affiliates); and (iii) if the part of the Real Property so acquired or condemned shall contain more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days notice of termination of this Lease. If any such thirty (30) days notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit inclusive of Landlord's Pre-Commencement Work and Landlord's Post-Commencement Work, to the extent reasonably practicable. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent and additional rent for escalations of Rent shall terminate as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

         B. AWARD. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking and for relocation expenses and business interruption as a result of such taking, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12.      ASSIGNMENT AND SUBLETTING.

         A. PROHIBITION WITHOUT CONSENT. Tenant expressly covenants that it shall not (i) assign or otherwise transfer this Lease or the term and estate hereby granted, (ii) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, (iii) sublet the Premises or any part thereof or permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) or (iv) advertise, or authorize a broker to advertise the Premises for assignment or subletting, without obtaining the prior written consent of Landlord in each instance, which consent shall be granted or withheld in accordance with the terms of this Article 12. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

         B. NOTICE OF PROPOSED TRANSFER. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises (excluding any assignment or subletting to a related corporation pursuant to subsection L of this Article 12), Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises,
(iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report or other financial information reasonably requested by Landlord, (iv) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease and (v) in the case of a sublease, such additional information related to the proposed subtenant as Landlord shall reasonably request, if any.

         C. LANDLORD'S OPTIONS. Except for a permitted transfer of the nature described in subsections K and L of this Article 12, the notice containing all of the information set forth in Subsection B of this Article 12 above shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (a) sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises), or (b) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises). Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after the aforesaid notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person or entity.

         D. TERMINATION BY LANDLORD. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises (excluding any assignment or subletting to a related corporation pursuant to subsection L of this Article 12 or a permitted transfer of the nature described in subsection K of this Article 12), then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and additional rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease pursuant to subsection C of this Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

         E. TAKEBACK BY LANDLORD. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

                  (i) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article 12;

                  (ii) shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this
Article 12;

                  (iii) shall give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

                  (iv) shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                  (v) shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (c) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (d) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and
(e) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

         F. EFFECT OF TAKEBACK OR TERMINATION. If Landlord exercises its option to sublet the Leaseback Space, (i) Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord; (ii) performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and (iii) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or its designee); In addition, if required by applicable law in connection with any termination of this Lease, or subletting of all or any portion of the Leaseback Space to Landlord or its designee, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect. Tenant further agrees to pay any amounts which may be assessed in connection with any of such taxes and to indemnify Landlord against and to hold Landlord harmless from any claims for payment of such taxes as a result of such transactions.

         G. CONDITIONS FOR LANDLORD'S APPROVAL.In the event Landlord does not exercise either of the options provided to it pursuant to subsection C of this
Article 12 and provided that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord's consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

                        (i) Tenant shall have complied with the provisions of subsection B of this Article 12 and Landlord shall not have exercised any of its options under subsection C of this Article 12 within the time permitted therefor;

                       (ii) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises as general and executive offices, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building;

                      (iii) The proposed assignee or subtenant is a reputable party of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                       (iv) Neither (a) the proposed assignee or subtenant nor
(b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building, if Landlord has any space available or becoming available for lease in the Building within two (2) months following Landlord's receipt of notice of the proposed assignment or sublease;

                        (v) The proposed assignee or subtenant is not a person with whom Landlord is or has been, within the preceding six (6) month period, negotiating to lease space in the Building if Landlord has any space available or becoming available for lease in the Building;

                       (vi) The form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and (b) shall comply with the applicable provisions of this Article 12;

                      (vii) There shall not be more than three (3) subtenants (including Landlord or its designee) of the Premises;

                     (viii) Intentionally Deleted;

                       (ix) Upon receipt of a bill therefor, Tenant shall reimburse Landlord for the reasonable out-of-pocket costs that are actually incurred by Landlord in connection with said assignment or sublease (excluding any permitted sublease or assignment to a related corporation), including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent;

                        (x) The proposed occupancy shall not, in Landlord's reasonable opinion, increase the office cleaning requirements or the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant other than to a de minimus extent;

                       (xi) The proposed assignee or subtenant or its business shall not be subject to compliance with additional requirements of law (including related regulations) beyond those requirements which are applicable to the named Tenant herein; and

                      (xii) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

         Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article 12, each subletting pursuant to this subsection G of this Article 12 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of Rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under subsection C of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         H. FUTURE REQUESTS. In the event that (i) Landlord fails to exercise either of its options under subsection C of this Article 12 and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

         I. SUBLEASE PROVISIONS. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

                        (i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

                       (ii) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                      (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of

Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's Rent. The provisions of this Article 12 shall be self-operative and no further instrument shall be required to give effect to this provision.

                       (iv) If any laws, orders, rules or regulations of any applicable governmental authority require that any Hazardous Substances, including, without limitation, asbestos, contained in or about the Premises to be sublet (the "Sublet Space") be dealt with in any particular manner in connection with any alteration of the Sublet Space, then it shall be the subtenant's obligation, at the subtenant's expense, to deal with such Hazardous Substances in accordance with all such laws, orders, rules and regulations (unless Landlord elects to deal with such Hazardous Substances itself, in which event, the subtenant shall reimburse Landlord for all of Landlord's costs and expenses in connection therewith within ten (10) days next following the rendition of a statement therefor).

         J. PROFITS FROM ASSIGNMENT OR SUBLETTING. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                        (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, tenant improvements, advertising costs, commercially reasonable tenant concessions and legal fees in connection with such assignment , provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall reasonably require); and

                       (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charges or other consideration payable under the sublease on a per square foot basis to Tenant by the subtenant which is in excess of the Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, tenant improvements, advertising costs, commercially reasonable tenant concessions and legal fees and the cost of demising the premises so sublet in connection with such sublease , provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall reasonably require). The sums payable under this subsection J(ii) of this Article 12 shall be paid to Landlord as and when payable by the subtenant to Tenant.

         K. OTHER TRANSFERS. (i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles equal to or greater than Fifty Million and 00/100 ($50,000,000.00) Dollars and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

                       (ii) If Tenant is a partnership, the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

                      (iii) If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of any of Tenant's rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building as a first-class office building.

         L. RELATED CORPORATION. Notwithstanding anything to the contrary contained herein, Tenant may, without Landlord's consent, but after at least fifteen (15) days prior notice to Landlord and submission to Landlord of any information reasonably requested by Landlord with respect to any related corporation (as hereinafter defined), permit any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to sublet all or part of the Premises or to take an assignment of this Lease for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities. Upon Tenant's written request, Landlord agrees to keep the existence of any such assignment or sublease to a related corporation confidential (excluding Landlord's employees, agents, attorneys and accountants), except as may otherwise be required by law or pursuant to court order. Landlord hereby grants its consent to a subletting of a portion of the Premises to Tribeca Software.

         M. ASSUMPTION BY ASSIGNEE. Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsection K of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease and agree to be bound by all of the terms, conditions, covenants and provisions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

         N. LIABILITY OF TENANT. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

         O. LISTINGS. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant.

         P. INTENTIONALLY DELETED.

         Q. RE-ENTRY BY LANDLORD. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one (1) month's rent and additional rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 12.

13.      CONDITION OF THE PREMISES.

         A. ACCEPTANCE BY TENANT. Tenant has examined the Premises and agrees to accept possession of the Premises in the condition and state of repair which shall exist on the date hereof "as is" (subject to latent defects identified in writing by Tenant within six (6) months after the Commencement Date) and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy other than Landlord's Pre-Commencement Work and Landlord's Post-Commencement Work (collectively, "Landlord's Work"). The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition (subject to latent defects identified in writing by Tenant within six (6) months after the Commencement Date) and that Landlord's Pre-Commencement Work was substantially completed.

         B. TENANT'S INITIAL ALTERATION. Tenant agrees to perform, or to cause contractors reasonably approved by Landlord to perform, Tenant's Initial Alteration described in Schedule B annexed hereto in accordance with the terms, conditions and provisions thereof, and in accordance with all other terms, conditions and provisions contained in this Lease, including, without limitation, Schedules E and F annexed hereto. All of the terms, covenants and conditions of Schedules E and F are incorporated in this Lease as if fully set forth at length herein.

14.      ACCESS TO PREMISES.

         A. ACCESS BY LANDLORD. Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use, maintain and replace, concealed ducts, pipes and conduits in and through the Premises. To the extent reasonably practicable, any pipes, ducts or conduits installed in or through the Premises pursuant to this Article 14 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises. Landlord, Landlord's agents and/or affiliates, and the holder of any Mortgage shall each have the right to enter the Premises at all reasonable times upon reasonable prior notice (other than in event of an emergency), which notice may be oral or by telephone, to (i) examine the same, (ii) to show them to prospective purchasers, mortgagees or lessees of the Building or space therein,
(iii) to make such repairs, replacements, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform ten (10) days after notice (except in the event of an emergency) to Tenant of Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, (iv) for the purpose of complying with laws, regulations or other requirements of government authorities and (v) to perform "Remedial Work" (as defined in Article 40 hereof) after the failure of

Tenant to perform the same in accordance with the terms of this Lease. Landlord shall be allowed, during the progress of any work in and about the Premises, to take all necessary material and equipment into and upon the Premises and to store them within the Premises without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while any decorations, repairs, replacements, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise, except as otherwise expressly set forth herein; it being understood and agreed that Landlord shall (w) cause any debris or refuse to be removed from the work area in the Premises at the end of each day, (x) cause all areas of the Premises adversely affected by Landlord's activities to be cleaned upon completion of such work (y) remove all tools, equipment and other material relating to such work from the Premises upon completion of such work, and (z) not use the Premises for the staging of work to be performed by Landlord in any other part of the Building. Notwithstanding anything to the contrary contained above, Landlord shall not enter the Premises at times other than normal business hours unless accompanied by an authorized representative of Tenant (provided that Tenant shall make such representative available upon not more than two (2) hours prior notice) or unless required in the event of an emergency. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof upon reasonable prior notice (other than in event of an emergency), which notice may be oral or by telephone. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder (subject to the terms of this Article 14), Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same (in event of an emergency only), without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Any entry upon the Premises by Landlord or its agents pursuant to this
Article 14 shall be effected in a manner intended to minimize interference with the conduct of Tenant's business in the Premises (without any requirement that Landlord utilize overtime or premium-pay labor unless Tenant pays for such overtime or premium-pay costs in advance).

         B. OTHER LANDLORD PRIVILEGES.Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided that any such change does not materially and adversely (i) reduce or prevent access to the Building or the Premises or (ii) reduce the rentable area of the Premises. Tenant acknowledges that Landlord may (but shall have no obligation to) perform repairs, improvements, alterations and/or substantial renovation work in and to the public parts of the Building and the mechanical and other systems serving the Building (which work may include improvements to the lobby and facade of the Building, which may require that scaffolding and/or a sidewalk bridge be placed in front of the Building, and the replacement of window glass, requiring access to the same from within the Premises). Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access thereto) which shall arise out of the performance by Landlord or other tenants of the aforesaid repairs, alterations, additions, improvements, alterations and renovations of the Building or any part thereof and Tenant hereby agrees, except as expressly set forth herein, to release Landlord of and from any claims (including without limitation, claims arising by reason of loss or interruption of business) of every kind and nature whatsoever arising under or in connection therewith. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises, at reasonable times (other than in event of an emergency) for the purposes of operation, maintenance, alteration and repair. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets Any entry upon the Premises by Landlord or its agents pursuant to this Article 14 shall be effected after reasonable notice to Tenant (which notice may be oral or by telephone) except in the case of an emergency and in a manner intended to minimize material interference with the conduct of Tenant's business in the Premises (without any requirement that Landlord utilize overtime or premium-pay labor unless Tenant pays for such overtime or premium-pay costs in advance).

15. CERTIFICATE OF OCCUPANCY. Landlord hereby represents to Tenant that as of the date hereof, there is no certificate of occupancy issued for the Premises or for the Building by the City or State of New York.

16. LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, in respect of the period thereafter occurring and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, members, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, members, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and the Real Property and the rents, issues and profits thereof actually received by Landlord and Tenant shall not look to or attach any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for incidental or consequential damages.

17.      DEFAULT.

         A. EVENTS OF DEFAULT; CONDITIONS OF LIMITATION. This Lease and the term and estate hereby granted are subject to the limitations that upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as "Events of Default"):

                  (i) if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

                  (ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

                  (iii) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                  (iv)     intentionally deleted; or

                  (v) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof; or

                  (vi) if this Lease shall be rejected underss.235 of Title 11 of the U.S. Bankruptcy Code; or

                  (vii) if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

then, in any of said cases, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

         B. EFFECT OF BANKRUPTCY. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (ii) the making by Tenant of any assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises but shall forthwith quit and surrender the Premises. If this Lease shall have been assigned in accordance with its terms, the provisions of this Article 17 shall be applicable to any of the persons or entities primarily or secondarily liable for Tenant's obligations under this Lease. It is stipulated and agreed that in the event of the termination of this Lease pursuant to this subsection, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount determined in accordance with Subsection B(i)(c) of Article 18 of this Lease.

         C. CONDITIONAL LIMITATION. If Tenant shall default beyond any applicable notice and grace periods in the payment of Rent or additional rent hereunder more than twice in any twelve (12) month period during the Term hereof, nothing contained in this Article 17 shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination, Tenant shall do so as a holdover tenant.

18.      REMEDIES AND DAMAGES.

         A. LANDLORD'S REMEDIES. (i) If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent beyond the expiration of any applicable grace or cure period, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or if Tenant shall fail to move into or take possession of the Premises within thirty (30) days after the Commencement Date, or if this Lease and the Term shall expire and come to an end as provided in Article 17:

                           (a) Landlord and its agents and servants may
immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                           (b) Landlord, at Landlord's option, may relet the
whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  (ii) Except as expressly set forth herein, Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         B. DAMAGES. (i) If this Lease and the Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (a) Tenant shall pay to Landlord all Rent, additional
rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                           (b) Tenant also shall be liable for and shall pay to
Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, or Landlord's reentry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, advertising, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                           (c) whether or not Landlord shall have collected any
monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the present value (discounted at a rate of six percent (6%) per annum) of the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection B(1)(b) of this Article 18 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                  (ii) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(i) of this Article 18 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(i) of this

Article 18.

         C. LEGAL FEES. (i) Tenant hereby agrees to pay, as additional rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

                           (a) any action or proceeding by Landlord to terminate
this Lease in which Landlord shall prevail; and

                           (b) any default by Tenant in the observance or
performance of any obligation under this Lease (including, but not limited to, matters involving payment of rent and additional rent, computation of escalations, alterations or other Tenant's work and subletting or assignment), which continues after applicable notice and grace periods, whether or not Landlord commences any action or proceeding against Tenant.

                  (ii) Tenant's obligations under this subsection C of Article 18 shall survive the expiration of the Term hereof or any earlier termination of this Lease. This provision is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

19.      FEES AND EXPENSES.

         A. CURING TENANT'S DEFAULTS. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, after the giving of notice (if required) and upon the expiration of any applicable grace period (except in an emergency), Landlord may immediately or at any time thereafter and without notice perform the same for the account of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection with any such default by Tenant or the cure thereof including, but not limited to, any damages or fines or any reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor. If the Term hereof shall have expired at the time Landlord sustains or incurs such expenditures, such sums shall be recoverable by Landlord, as damages.

         B. LATE CHARGES. If Tenant shall fail to make payment of any installment of Rent payable pursuant to Article 1 hereof or any additional rent payable pursuant to Article 28 hereof within ten (10) days after the date when such payment is due, or if Tenant shall fail to make payment of any other sum or charge payable hereunder within ten (10) days following Landlord's notice of Tenant's failure to timely pay the same, Tenant shall pay to Landlord, in addition to such installment of Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum based on a rate equal to the lesser of (i) four percent (4%) per annum above the then current prime rate charged by Citibank, N.A. or its successor and (ii) the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due to and including the date of payment, but in no event shall interest be computed and payable for less than a full calendar month. Tenant acknowledges and agrees that, except as otherwise expressly provided herein, if Tenant fails to dispute any item of additional rent within ten (10) days of receipt of a bill or notice therefor, Tenant shall be deemed to have waived its right to dispute the same.

20. NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises, Taxes (as defined in Article 28 hereof) or any other matter or thing affecting or related to the Premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein.

21.      END OF TERM.

         A. SURRENDER OF PREMISES. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all Alterations and property subject to and in accordance with the terms of Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding.

         B. HOLDOVER BY TENANT. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to (i) in respect of the first (1st) month of any holdover, one hundred twenty-five (125%) percent of the aggregate of that portion of the Rent and the additional rent which was payable under this Lease during the last month of the Term, and (ii) in respect of any holdover beyond the first (1st) month, two hundred (200%) percent of the aggregate of that portion of the Rent and the additional rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease. If Tenant shall hold-over or remain in possession of any portion of the Premises more than ninety (90) days beyond the Expiration Date of this Lease, notwithstanding the acceptance of any Rent and additional rent paid by Tenant pursuant to the preceding provisions, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

22. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 16 hereof and to all Superior Leases and Mortgages.

23. FAILURE TO GIVE POSSESSION. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the date set forth in Article 1 hereof for the commencement of the Term for any reason whatsoever, including, but not limited to, the failure of the present tenant of the Premises to vacate and surrender the Premises to Landlord. If Landlord shall be unable to give possession of the Premises on such date, and provided Tenant is not responsible for such inability to give possession, the Rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to give possession on such date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall same be construed in anyway to extend the Term. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the covenant to pay Rent. Notwithstanding anything to the contrary hereinabove set forth, if Landlord shall fail to deliver possession of the Premises to Tenant with the Pre-Commencement Work substantially completed (other than as a result of Tenant's Delay, as hereinafter defined) on or before July 15, 1999, then in no event and under no circumstances shall Landlord be liable for any of Tenant's costs or expenses; it being agreed that unless such failure is a result of Tenant's Delay or a force majeure event, the Rent first coming due and payable hereunder shall be abated as follows (a) for every day occurring between July 15th and July 31, 1999 (or such earlier date on which Landlord delivers possession of the Premises to Tenant), the Rent first coming due and payable shall be partially abated by fifty (50%) percent on a day-for-day basis; (b) for each day occurring between August 1st and August 31, 1999 (or such earlier date on which possession of the Premises shall be delivered to Tenant), the Rent first coming due and payable shall be abated on a day-for-day basis; and (c) for each day beyond September 1, 1999 that Landlord fails to deliver possession of the Premises to Tenant, the Rent first coming due and payable shall be abated by two (2) days for each day that Landlord fails to deliver possession beyond September 1, 1999. By means of illustration only, if Landlord fails to deliver possession until October 1, 1999, Tenant shall receive a rent abatement in the aggregate amount of Two

Hundred Fifty-Six Thousand Nine Hundred Eighty-Seven and 61/100 ($256,987.61) Dollars determined as follows: (i) for the period from July 15, 199 through July 31, 1999, fifty (50%) percent of Two Thousand Five Hundred Eighty-Two and 79/100 ($2,582.79) Dollars per diem for seventeen (17) days, or Twenty-One Thousand Nine Hundred Fifty-Three and 72/100 ($21,953.72) Dollars, (ii) for the period from August 1, 1999 through August 31, 1999, one hundred (100%) percent of Two Thousand Five Hundred Eighty-Two and 79/100 ($2,582.79) Dollars per diem for thirty-one (31) days, or Eighty Thousand Sixty-Six and 49/100 ($80,066.49) Dollars and (iii) for the period from September 1, 1999 through September 30, 1999, two hundred (200%) percent of Two Thousand Five Hundred Eighty-Two and 79/100 ($2,582.79) per diem for thirty (30) days, or One Hundred Fifty-Four Thousand Nine Hundred Sixty-Seven and 40/100 ($154,967.40) Dollars, which aggregate amount shall be applied toward the Rent first coming due and payable under the Lease. The foregoing abatement of the Rent shall be Tenant's sole remedy for Landlord's failure to deliver possession. As used herein, the term "Tenant's Delay" shall mean a delay caused by or in connection with an act or omission of Tenant or any person or entity acting by or on behalf of Tenant and the term "force majeure event" shall mean any occurrence beyond the reasonable control of Landlord.

24.      NO WAIVER.

         A. NO EXTENSION. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease in accordance with the terms hereof or applicable law and any such extension thereof during the remainder of the original Term; such right to cancel this Lease in accordance with the terms hereof, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

         B. NO SURRENDER. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

         C. NO WAIVER. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all force and effect of an original violation. The receipt by Landlord or payment by Tenant of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by either party hereto unless such waiver be in writing signed by such party.

         D. APPLICATION OF PAYMENT. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

         E. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Rent and additional rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (all such delays are hereinafter collectively referred to as "Unavoidable Delays"). Tenant's failure to perform any act under this Lease, other than Tenant's obligation to pay Rent and additional rent hereunder, shall not constitute a default under this Lease if Tenant was prevented from performing any such obligation as a result of any Unavoidable Delay.

27. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) addressed as follows or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 27:

If to Landlord:                     Polestar Fifth Property Associates LLC
                                    c/o New Rock Realty Management LLC
                                    420 Lexington Avenue
                                    New York, New York 10170

with a copy to:                     Younkins & Schecter LLP
                                    420 Lexington Avenue , Suite 2050
                                    New York, New York 10170

If to Tenant:                       Predictive Systems, Inc.
                                    417 Fifth Avenue
                                    New York, New York 10016

with a copy to:                     Hutton Ingram Yuzek Gainen Carroll & Bertolotti
                                    250 Park Avenue
                                    New York, New York 10177
                                    Attn: Shene O'Neill, Esq.

or at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord's agent on behalf of Landlord. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given three (3) days after the date when it shall have been mailed as provided in this Article 27. Notwithstanding anything contained in this Article 27 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

28.      ESCALATION.

         A. DEFINED TERMS. In a determination of any increase in the Rent under the provisions of this Article 28, Landlord and Tenant agree as follows:

                  (i) "Taxes" shall mean the aggregate amount of real estate taxes and any special or other assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (exclusive of any additions to the rentable floor area of the Building made after the date of this Lease) and real estate taxes or assessments imposed in connection with the receipt of income or rents from the Building to the extent that same shall be in lieu of all or a portion of the aforesaid taxes or assessments, or additions or increases thereof (including, without limitation, (i) assessments made upon or with respect to any "air rights", (ii) assessments made in connection with any business improvement district and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the Base Tax Year (as defined in Article 1 of this Lease)) which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments and there shall be included in real estate taxes for each Comparison Year in which such installments may be paid, the installments of such assessment so becoming payable during such Comparison Year (in the manner in which such taxes and assessments are imposed as of the date hereof); provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, rental, income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. Except as set forth herein, Taxes shall not include the payment of any income, profit, gift, estate, succession, franchise or transfer tax. With respect to any Comparison Year (hereinafter defined) all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year.

                  (ii) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

                  (iii) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

                  (iv) "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

                  (v) "Comparison Year" shall mean (a) with respect to Taxes, any Tax Year subsequent to the Base Tax Year and (b) with respect to Labor Rates (hereinafter defined) any calendar year subsequent to the Base Labor Year (hereinafter defined) for any part or all of which there is an increase in the Rent pursuant to subsection B of this Article 28.

                  (vi) "R.A.B." shall mean the Realty Advisory Board On Labor Relations, Incorporated, or its successor.

                  (vii) "Local 32B-32J" shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

                  (viii) "Class A Office Buildings" shall mean office buildings in the same class or category as the Building under any agreement between R.A.B. and Local 32B-32J, regardless of the designation given to such office buildings in any such agreement.

                  (ix) "Labor Rates" shall mean a sum equal to the regular hourly wage rate required to be paid to Others (hereinafter defined) employed in Class A Office Buildings pursuant to any agreement between R.A.B. and Local 32B-32J; provided, however, that if, as of October 1st of any Comparison Year, any such agreement shall require Others in Class A Office Buildings to be regularly employed on days or during hours when overtime or other premium pay rates are in effect pursuant to such agreement, then the term "regular hourly wage rate", as used in this subsection A(ix) shall mean the average hourly wage rate for the hours in a calendar week during which Others are required to be regularly employed; and provided, further, that if no such agreement is in effect as of October 1st of any Comparison Year with respect to Others, then the term "regular hourly wage rate", as used in this subsection A(ix) shall mean the regular hourly wage rate actually paid to Others employed in the Building by Landlord or by an independent contractor engaged by Landlord;

and provided, further, the term "regular hourly wage rate" in all events shall include the monetary value or cost of all payments and benefits of any kind, (including, but not limited to, those payable directly to taxing authorities or others on account of the employment) and all welfare and pension benefits and payments of any kind paid or given pursuant to such agreement, but shall specifically exclude fringe employee benefits.

                  (x) "Others" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to "others" in the current agreement between R.A.B. and Local 32B-32J.

                  (xii) "Base Labor Rates" shall mean the Labor Rates in effect for the Base Labor Year.

                  (xiii) "Landlord's Statement" shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this Article 28.

         B. ESCALATION. (i) If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's Proportionate Share of such increase. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in subsection D(i)(a) of this
Article 28.

                  (ii) If the Labor Rates in effect for any Comparison Year (any part or all of which falls within the Term) shall be greater than the Base Labor Rates, then the Rent for such Comparison Year, and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by a sum equal to the Labor Rate Factor multiplied by the Labor Rate Multiple multiplied by the number of cents (inclusive of any fractions of a cent) of such increase.

                  (iii) Notwithstanding anything to the contrary contained in this Lease, there shall be no escalations in the Rent payable pursuant to this
Article 28 prior to the Rent Commencement Date.

         C. PAYMENT OF ESCALATIONS. (i) At any time prior to, during or after any Comparison Year Landlord shall render to Tenant, either in accordance with the provisions of Article 27 hereof or by personal delivery at the Premises, a Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, (b) a comparison of the Labor Rates for the Comparison Year with the Base Labor Rates, and (c) the amount of the increase in the Rent resulting from each of such comparisons. Landlord's failure to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Rent pursuant to this Article 28 for such Comparison Year. Landlord may also at any time and from time to time, furnish to Tenant a revised Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes and (b) a comparison of the Labor Rates for the Comparison Year with the Base Labor Rates; provided, however, each Landlord's Statement shall be rendered within one (1) year of the Comparison Year to which it pertains.

                  (ii) (a) Tenant's obligations with respect to increases in Labor Rates shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord's Statement with respect to Labor Rates in an amount equal to one-twelfth (1/12th) of such increase in the Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Comparison Year for which the increase is applicable, together with a sum equal to one-twelfth (1/12th) of such increase with respect to the month following the furnishing to Tenant of a Landlord's Statement; and thereafter, commencing with the next succeeding monthly installment of Rent and continuing monthly thereafter until rendition of the next succeeding Landlord's Statement, the monthly installments of Rent shall be increased by an amount equal to one-twelfth (1/12th) of such increase. Any increase in the Rent shall be collectible by Landlord in the same manner as Rent.

                           (b) With respect to an increase in the Rent
resulting from an increase in the

Taxes for any Comparison Year above the Base Taxes, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of such increase on the first day of each calendar month. If Landlord's Statement shall be furnished to Tenant after the commencement of the Comparison Year to which it relates, then (1) until Landlord's Statement is rendered for such Comparison Year, Tenant shall pay Tenant's Proportionate Share of Taxes for such Comparison Year in monthly installments, as described above, based upon the last prior Landlord's Statement rendered to Tenant with respect to Taxes, and (2) Tenant shall, within thirty (30) days after Landlord's Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Taxes theretofore paid by Tenant for such Comparison Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this subsection (C)(ii)(b) of this Article 28 the amount of such overpayment, unless the Term shall have expired or the amount of the overpayment by Tenant is in excess of all rent due and payable by Tenant hereunder for the immediately following two (2) months, in which case Tenant shall receive a refund. If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a mortgagee or ground lessor) in full or in semi-annual, quarterly, or other installments, on any other date or dates than as presently required, then, at Landlord's option, Tenant's Proportionate Share with respect to Taxes shall be correspondingly accelerated or revised so that Tenant's Proportionate Share is due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor, as the case may be. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from Tenant's Proportionate Share of such Taxes.

                           (c) Following each Landlord's Statement, a
reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(ii)(a) or C(ii)(b) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within fifteen
(15) days next following rendition by Landlord, either in accordance with the provisions of Article 27 hereof or by personal delivery to the Premises, of an invoice for such net debit balance (provided, however, that if the amount thereof exceeds $25,000.00 then Tenant may pay such net debit balance in three (3) equal monthly installments over the immediately succeeding three
(3) month period); any net credit balance shall be applied against the next accruing monthly installment of Rent , unless the Term shall have expired or the amount of the overpayment by Tenant is in excess of all rent due and payable by Tenant hereunder for the immediately following two (2) months, in which case Tenant shall receive a refund.

         D. ADJUSTMENTS. (i) (a) In the event that, after a Landlord's Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Taxes for such Comparison Year (taking into account the expenses mentioned in the last sentence of subsection A(i) of this Article 28) and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive such Share by way of a credit against the Rent next becoming due after the sending of such Statement, or if the Term hereof has expired, Landlord shall reimburse such balance to Tenant within sixty (60) days following Landlord's determination of the amount thereof, less any sums Tenant owes Landlord for Rent, additional rent or other charges hereunder; provided, however, that Tenant's Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced.

                           (b) In the event that, after a Landlord's Statement
has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (1) the Base Taxes shall be retroactively adjusted to reflect such reduction, (2) the monthly installment of Rent shall be increased accordingly and (3) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

                  (ii) Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such statement is sent, Tenant shall (a) pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute the same, and (b) send a written notice to Landlord objecting to such statement and specifying the particular respects in which such statement is claimed to be incorrect. If such notice is sent, the parties recognize the unavailability of Landlord's books and records because of the confidential nature thereof an hence agree that either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Landlord and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by Landlord if the amount payable by Tenant pursuant to Landlord's Statement exceeded the amount actually payable as determined by the independent firm of certified accountants by more than five (5%) percent, otherwise Tenant shall pay all such fees and expenses as additional rent. It expressly understood that such accounting firm shall not be permitted to divulge any information observed from reviewing Landlord's books and records to Tenant or any other third party.

                  (iii) Anything in this Article 28 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the then annual base Rent set forth in Article 1 hereof.

                  (iv) The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an increase or decrease in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase or decrease and any Landlord's Statement relating to such increase or decrease may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord's Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

         E. TAX INCENTIVE PROGRAMS. In the event Tenant applies for any tax incentive programs offered by the City or State of New York, Landlord agrees to reasonably cooperate with Tenant in the completion and submission of any applications therefor, provided Tenant reimburses Landlord for Landlord's costs and expenses incurred in connection therewith within twenty (20) days following receipt of evidence thereof.

29.      SERVICES.

         A. ELEVATOR. Landlord shall provide passenger elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide freight elevator services on an "as available" basis for incidental use by Tenant from 8:00 A.M. through 12:00 Noon and from 1:00 P.M. through 5:00 P.M. on business days only. Any extended use may be arranged with Landlord's prior consent and Tenant shall pay as additional rent all building standard charges therefor. The rate for such extended use, as of the date hereof, is Ninety and 00/100 ($90.00) per hour (four (4) hour minimum), which rate is subject to change from time to time throughout the Term (provided such rate increase is not applied in a discriminatory manner against Tenant). Tenant shall have access to the Building twenty-four (24) hours a day, seven (7) days a week. Notwithstanding the foregoing, Tenant may use one (1) freight elevator for up to fifty (50) hours in at least four (4) consecutive hour increments for Tenant's initial move into the Premises and during Tenant's Initial Alteration at no charge provided that (i) Tenant shall have previously requested Landlord's approval of Tenant's use of the freight elevator on such date and Landlord shall have approved the same, (ii) Tenant shall not, at any time prior to or during the Term, directly or indirectly, employ or permit the employment of any laborer in connection therewith if, in Landlord's sole discretion, such employment will interfere or cause conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of all or any part of the Building, (iii) Tenant shall have previously furnished to Landlord evidence of the insurance required to be obtained and maintained by Tenant pursuant to
Article 9 hereof, and (iv) such move shall be effectuated at a time satisfactory to Landlord. Tenant's use of the freight elevator beyond such fifty (50) hour period shall be at the standard rates then fixed by Landlord.

         B. HEATING. Landlord shall furnish heat to the Premises when and as required by law, on business days from 8:00 A.M. to 6:00 P.M. Landlord shall not be responsible for the adequacy, design or capacity of the heating distribution system if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant.

         C. COOLING. Tenant shall have the privilege of using the air-cooling system to be installed in the Premises, as part of Tenant's Initial Alteration, which system Tenant agrees to maintain and repair at its own cost and expense. Tenant shall accept such air-cooling system in its "as-is" condition. Tenant shall enter into service maintenance agreements for the service and maintenance of the air-cooling system with a contractor approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall cause periodic service and maintenance to be performed on the air-cooling system and shall provide Landlord with copies of service and maintenance records. Tenant shall not alter, modify or replace such air-cooling system, or any part thereof, without Landlord's consent, which shall not be unreasonably withheld. Anything in this subsection C to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, having an electrical load in excess of the average electrical load for the air-cooling system as designed or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-cooling system. Subject to the terms of Article 14 hereof, Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets. Tenant shall pay for the cost of the electrical energy consumed by the air-cooling system in accordance with the provisions of Article 29, subsection H, hereof. In the event Landlord or Tenant installs a water-cooled air cooling system in the Premises, and if Tenant requests that condenser water for such system shall be supplied by Landlord, (x) Tenant shall pay to Landlord, annually within ten (10) business days after receipt of an invoice therefor, a sum equal to Three Hundred Fifty and 00/100 ($350.00) Dollars per ton of air conditioning capacity to compensate Landlord for the cost of supplying condenser water for the air-cooling system (which annual charge shall increase to $400 per ton from and after the fifth (5th) anniversary of the Commencement Date) and (y) Tenant shall pay to Landlord upon the execution and delivery of this Lease by Tenant, a "tap-in" charge in the amount of $2,000.00 to compensate Landlord for making such condenser water available to Tenant.

         D. AFTER HOURS AND ADDITIONAL SERVICES. The Rent does not include any charge to Tenant for the furnishing of any additional passenger elevator facilities, any freight elevator facilities (other than as contemplated in Article 29 subsection A) or for the service of heat to the Premises during periods other than the hours and days set forth in sections A and B of this
Article 29 for the furnishing and distributing of such facilities or services (referred to as "Overtime Periods"). Accordingly, if Landlord shall furnish any
(i) freight elevator facilities, except as provided in subsection A of this
Article 29, or (ii) heat to the Premises during Overtime Periods, then Tenant shall pay Landlord additional rent for such facilities or services at the standard rates then fixed by the Landlord for the Building or, if no such rates are then fixed, at reasonable rates. Neither the facilities nor the services referred to in this Article 29 subsection D shall be furnished to Tenant or the Premises if Landlord has not received advance notice from Tenant specifying the particular facilities or services requested by Tenant at least by 10:00 A.M. on the date on which the facilities or services are to be furnished (or by 10:00 A.M. on Fridays for services requested on weekends); or if Tenant is in default under or in breach of any of the terms, covenants or conditions of this Lease; or if Landlord shall determine, in its sole and exclusive discretion, that such facilities or services are requested in connection with, or the use thereof shall create or aid in a default under or a breach of any term, covenant or condition of this Lease. All of the facilities and services referred to in this
Article 29 subsection D are conveniences and are not and shall not be deemed to be appurtenances to the Premises, and the failure of Landlord to furnish any or all of such facilities or services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent (except as may be expressly set forth herein), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

         E. CLEANING. Landlord, at Landlord's expense, shall cause the Premises to be kept clean in building standard manner. Tenant shall, however, have the option in its sole discretion to clean or independently contract for the cleaning of the Premises at Tenant's sole expense, without any adjustment in the Rent, provided that such cleaning is done in a manner reasonably satisfactory to Landlord and no one other than persons reasonably approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord, as additional rent, the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices, which cost shall be payable within thirty (30) days after rendition of Landlord's bill therefor. A copy of the current cleaning specifications are annexed hereto as Exhibit 4, which cleaning specifications are subject to change from time to time during the Term hereof, provided such changes do not materially diminish the cleaning services provided on the date hereof.

         F. SPRINKLER SYSTEM. If there now is or shall be installed in the Building a "sprinkler system", and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's particular use of the Premises (as opposed to the mere office use) or the acts or omissions or Alterations of Tenant or any person or entity acting by or on behalf of Tenant, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

         G. WATER. Landlord shall provide hot and cold water for ordinary drinking, cleaning and lavatory purposes, but if Tenant requires, uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the sole but reasonable judge), Landlord may install a water meter at Tenant's expense and thereby measure Tenant's water consumption for all purposes. In such event (i) Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense;
(ii) Tenant agrees to pay for water consumed, as shown on said meter thirty (30) days after bills are rendered as additional rent; and (iii) Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system.

         H. ELECTRICITY SERVICE. (i) Landlord shall redistribute up to six (6) watts of connected electrical load per rentable square foot of space deemed to be in the Premises (based upon Tenant's demonstrated need therefor) for the servicing of the lighting fixtures and electrical receptacles within the Premises, exclusive, however, of any air-cooling equipment located in, or exclusively servicing, the Premises. Notwithstanding the foregoing to the contrary, Landlord shall install any additional feeders or risers necessary to provide Tenant with an additional two (2) watts of connected electrical load per rentable square foot deemed to be contained in the Premises to the extent Tenant demonstrates, to Landlord's reasonable satisfaction, a need therefor, and Tenant shall reimburse Landlord for all actual third-party, out-of-pocket expenses incurred by Landlord in connection therewith, plus eight (8%) percent of the aggregate sum of such expenses for Landlord's administrative fee. Landlord's designated agent shall install a submeter to measure Tenant's consumption of electrical energy in the Premises. Tenant shall pay Landlord for any and all reasonable costs incurred in connection with the installation of such submeter upon the submission by Landlord of a bill for such costs. The cost of electricity utilized by Tenant shall be paid for by Tenant to Landlord as additional rent and shall be calculated at the then rate paid by Landlord to the public utility company serving the Premises for such submetered electrical energy, plus (a) Landlord's charge for overhead and supervision in the amount of eight percent (8%) of the total electric bill and (b) any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rata share applicable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Landlord shall bill Tenant, monthly, for the cost of its consumption of electricity in the Premises and Tenant shall pay the amount thereof at the time of payment of each installment of Rent. If either the quantity or character of electrical services is changed by the public utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  (ii) If Tenant requires additional electrical energy beyond the wattage specified above for any reason whatsoever, including without limitation, the use of additional business machines, office equipment or other appliances in the Premises which utilize electrical energy, Tenant shall request such additional electrical energy from Landlord in each instance. If Landlord agrees to provide the same, any additional feeders or risers which are required to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant (including without limitation, a connection fee of Three Hundred Fifty and 00/100 ($350.00) Dollars per kilovolt ampere), provided that, in Landlord's reasonable judgment, such additional feeders or riders are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises or provide Tenant with greater than six (6) watts of connected electrical load per rentable square foot deemed to be in the Premises. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance and without paying Landlord's reasonable out-of-pocket charges (if any) therefor. Any such Alterations, additions or consent by Landlord shall be subject to the provisions of this Lease including, but not limited to, the provisions of Article 3 hereof.

                  (iii) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than sixty (60) days notice to Tenant in the event (a) Landlord is compelled to do so by law or by the utility company servicing the Building or (b) Landlord discontinues such service to at least thirty percent (30%) of the office tenants located in the Building. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Landlord shall cooperate with Tenant in connection with Tenant's efforts to obtain direct electric service (provided Landlord shall not be required to incur any expense in connection therewith if Landlord is compelled to discontinue furnishing electricity to Tenant by law or by the utility company servicing the Building). Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord at (x) Tenant's sole cost and expense, in the event Landlord is compelled to or required to discontinue furnishing electricity to Tenant, or (y) Landlord's sole cost and expense, in the event Landlord voluntarily discontinues furnishing electricity to Tenant. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the public utility or other company servicing the Building.

                  (iv) Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of any public utility or other company servicing the Building with electricity or for any other reason except Landlord's negligence or willful misconduct.

         I. INTERRUPTION OF SERVICES. Landlord reserves the right to stop service of the heating, air conditioning/ventilation, the elevator, electrical, plumbing or other mechanical systems or facilities in the Building and cleaning services when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, additions, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply heat, cooled or outside air, elevator, plumbing, electricity or cleaning when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, county or municipal authority (including, without limitation, regulations may require the removal of CFC's as well as the alteration or replacement of equipment utilizing CFC's), or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to take such measures as may be reasonable under the circumstances to restore an "essential" service or services (which, for the purposes of this subsection I, shall be deemed to mean passenger elevator service (a minimum of one (1) elevator), electricity and heat required to be furnished by Landlord pursuant to the terms of this Lease within fifteen (15) consecutive business days after Tenant has notified Landlord that such service has ceased (a "Substantial Services Failure"), which failure renders the entire Premises unusable and as a result thereof Tenant ceases to conduct business therein, provided and upon the condition that this Lease is in full force and effect and Tenant is not in default hereunder beyond the expiration of any applicable notice and grace periods, the Rent and additional rent shall be abated throughout the duration of the curtailment beyond the aforesaid fifteen (15) day business period (as extended due to force majeure events). In the event Landlord is unable to cure a Substantial Services Failure because of a force majeure event including, without limitation, the acts or omissions of Tenant or any of Tenant's agents, employees or contractors, then the fifteen (15) business day period shall be extended one
(1) day for each day of such force majeure event. Notwithstanding the foregoing remedy, Landlord agrees to diligently pursue the restoration of interrupted services. In no event shall Tenant be entitled to claim a constructive eviction from the Premises or a breach of lease by Landlord unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints are justified, unless Landlord shall have failed, within the fifteen (15) business day period provided for above, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to force majeure events.

         J. DESK ATTENDANTS. Landlord agrees to provide a desk attendant at the Fifth Avenue entrance to the Building Mondays through Fridays from 8:00 a.m. to 5:00 p.m. and at the 38th Street entrance to the Building Mondays through Fridays from 8:00 a.m. to 6:00 p.m. and on Saturdays and Sundays from 8:00 a.m. to 4:00 p.m.; provided, however, Landlord reserves the right to provide electronic security and/or other means of limited access to the Building in lieu thereof at any time (and from time to time) during the Term hereof, as is customarily provided in comparable buildings in midtown Manhattan.

30.      PARTNERSHIP TENANT.

         A. PARTNERSHIP TENANTS. If Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Article 30 as a "Partnership Tenant"), the following provisions of this Article 30 shall apply to such Partnership Tenant:
(i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new general partners, all of such new general partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of subsection A of this Article 30).

         B. LIMITED LIABILITY ENTITY. Notwithstanding anything to the contrary contained herein, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership or entity is collectively referred to as a "Limited Liability Successor Entity"), shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold or delay such consent provided that:

                  (a) The Limited Liability Successor Entity succeeds to all or substantially all of Tenant's business and assets;

                  (b) The Limited Liability Successor Entity shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the net worth of Tenant on
(1) the date of execution of this Lease, or (2) the day immediately preceding the proposed effective date of such conversion;

                  (c) Tenant is not in default of any of the terms, covenants or conditions of this

Lease on the proposed effective date of such conversion;

                  (d) Tenant shall cause each general partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such general partner agrees to remain personally liable for all of the terms, covenants and conditions of this Lease that are to be observed and performed by the Limited Liability Successor Entity; and

                  (e) Tenant shall reimburse Landlord within ten (10) business days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Limited Liability Successor Entity, including, without limitation, any attorney's fees and disbursements.

31. VAULT SPACE. Any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy is to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space shall be paid by Tenant.

32.      SECURITY DEPOSIT.

         A. DEPOSIT OF SECURITY. Tenant shall deposit with Landlord on the signing of this Lease the Security Deposit (as defined in Article 1 of this Lease) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord herein provided. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rent and additional rent and such default continues beyond the expiration of any applicable notice or cure period, Landlord may apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit so deposited, Tenant, within five (5) days after notice from Landlord, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to Article 17 of this Lease. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         B. LETTER OF CREDIT. In lieu of a cash deposit by Tenant for the Security Deposit, Tenant may deposit with Landlord a clean, irrevocable and unconditional letter of credit ("Letter of Credit") issued by and drawn upon any commercial bank reasonably acceptable to Landlord with offices for banking purposes in the City of New York and having a net worth of not less than One Hundred Million ($100,000,000) Dollars, which letter of credit shall be in the amount of $1,060,560.00 in the form annexed hereto as Exhibit 2. At any time that Tenant is in default under this Lease beyond any applicable notice and grace period, Landlord shall have the right to draw down the entire credit and apply the proceeds or any part thereof in accordance with the provisions of this
Article 32. Landlord shall also have the right to draw down the entire amount of the credit in the event that Landlord fails to receive a replacement Letter of Credit on or prior to the thirtieth (30th) day preceding the expiration date thereof. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of this Article 32, then Tenant shall deposit with Landlord, within three (3) days after notice from Landlord, a sufficient amount of cash to bring the balance of the cash held by Landlord under this Article 32 to the amount of the Security Deposit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to Article 17 of this Lease.

         C. REDUCTION IN SECURITY DEPOSIT. Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond the giving of notice and the expiration of applicable cure periods and Tenant shall have made payments of Rent and additional rent in a timely fashion for five (5) years following the Rent Commencement Date, the Security Deposit shall be reduced by the amount of $353,520.00 on the first day of the month in which each of the third (3rd) and fifth (5th) anniversaries of the Rent Commencement Date shall occur (each a "Substitution Date"). In addition, in the event the net worth of Tenant increases to Fifty Million and 00/100 ($50,000,000.00) Dollars or more at any time from and after the first (1st) anniversary of the Rent Commencement Date but prior to the second Substitution Date and satisfactory evidence thereof is delivered to Landlord, the Security Deposit shall be reduced to the amount of Three Hundred Fifty-Three Thousand Five Hundred Twenty and 00/100 ($353,520.00) Dollars and there shall be no further reductions in the Security Deposit pursuant to the provisions of the immediately preceding sentence; provided, however, if Tenant's net worth thereafter decreases to an amount less than Fifty Million and 00/100 ($50,000,000.00) Dollars, Tenant shall immediately pay to Landlord an amount such that Landlord is holding a Security Deposit in the amount that Landlord would otherwise have been holding had the provisions of the immediately preceding sentence applied. In the event Tenant shall have deposited with Landlord a Letter of Credit, Landlord shall accept a substitute Letter of Credit in the reduced amount of the Security Deposit on each Substitution Date and shall thereupon return to Tenant the original Letter of Credit then being held by Landlord.

33. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

34.      ADDITIONAL DEFINITIONS.

         A. OFFICE. The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

         B. REENTRY. The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning.

         C. RENT. The term "rent" as used in this Lease shall mean and be deemed to include Rent, any increases in Rent, all additional rent and any other sums payable hereunder.

         D. BUSINESS DAY. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State of New York or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

35. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

36. BROKER. Each party hereto represents and warrants to the other that such party has dealt directly with (and only with), the Broker (as defined in Article 1 herein) as broker in connection with this Lease, and that insofar as such party knows no other broker negotiated this Lease or is entitled to any commission in connection therewith; and each party covenants and agrees to pay, hold harmless and indemnify the other party from and against any and all cost, expense (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the Broker, with respect to this Lease or the negotiations thereof, arising from such party's acts, conduct or conversations. The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty.

37. INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless Landlord from and against all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorney fees, incurred or arising from (i) any act, omission or negligence of Tenant, its contractors, licensees, agents, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Landlord and Tenant (except to the extent that Landlord is determined by a court of competent jurisdiction to be comparatively negligent), (ii) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (iii) any accident, injury or damage to any person, entity or property, occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Landlord and Tenant (to the extent that Landlord is determined by a court of competent jurisdiction to be comparatively negligent), (iv) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed and (v) Tenant, or any of Tenant's contractors, licensees, agents, employees, invitees or visitors causing or permitting any Hazardous Substance (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. The term "Hazardous Substances" shall mean, collectively, (a) asbestos and polychlorinated biphenyls and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to any law. Tenant's liability under this Lease extends to the acts and omissions of any subtenant and any contractor, licensee, agent, employee, invitee or visitor of any subtenant; provided, however, Tenant shall not be liable to the extent costs are due to negligence or willful misconduct of Landlord, or Landlord's employees or agents acting within the scope of their authority. As used herein and in all other provisions in this Lease containing indemnities made for the benefit of Landlord, the term "Landlord" shall mean the Landlord herein named and its managing agent and their respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective members, officers, partners, agents, consultants, servants, employees, successors and assigns. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

38. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant upon reasonable advance oral or telephonic notice (other than in event of an emergency) shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

39.      MISCELLANEOUS.

         A. NO OFFER. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord and Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to the other.

         B. CERTIFICATES. (i) From time to time, within ten (10) business days next following request by Landlord or the mortgagee of a Mortgage, Tenant shall deliver to Landlord or such mortgagee, as the case may be, a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord or satisfactory to such mortgagee, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid, together with the amount of fixed base monthly Rent then payable, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent,
(vii) stating the Commencement Date and the Expiration Date, and (viii) as to any other matters reasonably requested by Landlord or other matters requested by such mortgagee. Tenant acknowledges that any statement delivered pursuant to this subsection B may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease.

                  (ii) From time to time, within ten (10) business days next following Tenant's request, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord, in form reasonably satisfactory to Tenant, (a) stating if and to the extent that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid, together with the amount of fixed base monthly Rent then payable, (c) stating whether or not, to the best of knowledge of Landlord, Tenant is in default under this Lease and, if Tenant is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the security deposit under this Lease, (e) stating the address of Landlord to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (f) as to any other matters reasonably requested by Tenant.

         C. DIRECTORY LISTINGS. Landlord agrees to provide Tenant, at Landlord's sole cost and expense, with Tenant's Proportionate Share of listings on the directory in the lobby of the Building, which may include a listing for Tribeca Software.

         D. SIGNAGE. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance; provided, however, Tenant may install a small plaque at the 37th Street entrance to the Building at a location, and of size, color, design and manner of installation approved by Landlord, which plaque may identify Tribeca Software or any other permitted subtenant, as well as Tenant. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed on the entry door(s) to the Premises shall be prepared by Tenant in conformity with building standard signage requirements (if any) and submitted to Landlord for Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the granting of Landlord's consent, Tenant may install such signage at Tenant's sole cost and expense. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval, which approval shall be granted or denied in accordance with the provisions of this subparagraph D. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the cost of any such removal shall be paid by Tenant as additional rent. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words "temporary" or "personnel".

         E. CONSENTS AND APPROVALS. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. If a party delivers a written request for the other party's consent, and the other party fails to respond within the time period specifically provided by the terms of this Lease or, if no specific time period is so provided, within ten (10) business days thereafter, then the other party's consent shall be deemed withheld.

         F. GOVERNING LAW. This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Landlord and Tenant, any guarantor of the performance of Tenant's obligations hereunder and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located with such county, and shall be subject to service provided that the terms, provisions and conditions of Article 27 are adhered to.

         G. FINANCIAL STATEMENTS. Tenant shall furnish Landlord annually throughout the Term, within ninety (90) days following the end of Tenant's fiscal year (or within ten (10) business days after Landlord's request therefor) but in no event more frequently than once annually unless Tenant's financial situation shall change or Landlord shall have a valid business reason for requesting such financial statement, an updated, current financial statement of Tenant, Tenant's general partners and any guarantors of this Lease, which statement shall be audited (if available).

         H. SIGNATORIES. If more than one person executed this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

40. HAZARDOUS SUBSTANCES. Tenant shall not permit the presence, handling, use, storage or transportation of Hazardous Substances in or about the Premises or the Building and Tenant shall, at its sole cost and expense, perform any and all Remedial Work arising from, growing out of or related to any breach of the foregoing covenant by Tenant. The term "Remedial Work" shall mean all investigation, monitoring, restoration, abatement, detoxification, containment, handling, treatment, removal, storage, decontamination, clean-up, transport, disposal or other ameliorative work or response action undertaken in connection with (a) any "Environmental Laws" (as hereinafter defined), (b) any order of any governmental authority having jurisdiction over the Premises and/or the Building, or (c) any final judgment, consent decree, settlement or compromise with respect to any "Hazardous Substances Claims" (as hereinafter defined). The term "Hazardous Substances Claims" shall mean any and all enforcement, clean-up, removal, remedial or other governmental or regulatory actions, agreements or orders threatened in writing, instituted or completed pursuant to any Environmental Laws and any and all other actions, proceedings, claims, written demands or causes of action, whether meritorious or not (including, without limitation, third party claims for contribution, indemnity, personal injury or real or personal property damage), that, in each case, relate to, arise from or are based, in whole or in part, on the occurrence or alleged occurrence of any violation or alleged violation of or responsibility under any applicable Environmental Law relating to the Premises and/or the Building or to the ownership, use, occupation or operation thereof. The term "Environmental Laws" shall mean any and all present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities having jurisdiction over the Premises and/or the Building relating to protection of the environment, to public health and safety or any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (" CERCLA"), 42 U.S.C. ss.ss. 9601, et seq., as heretofore or hereafter amended from time to time).

41.      TENANT'S RIGHT OF FIRST OFFER.

         A. EXPANSION SPACE. If any portion of the tenth (10th) floor of the Building comprised of more than 5,000 rentable square feet (each, an "Expansion Space") shall become Available Space (as hereinafter defined) at any time during the Term, then provided and upon the condition that at all times within the immediately preceding twelve (12) month period this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond the expiration of any applicable grace or cure period, and Tenant, Tribeca Software and any related corporation shall, in the aggregate, be physically occupying at least ninety percent (90%) of the Premises, then only on the first two (2) occasions on which each Expansion Space becomes Available Space, Landlord shall offer such Expansion Space to Tenant before offering the same to any party other than an Interested Party (as hereinafter defined), by notice to Tenant (the "Offer") and the terms and conditions of Subsections B, C, D, E and F of this Article 41 shall apply with respect thereto. Attached hereto as Exhibit 5 and made a part hereof is a list set forth the expiration dates of the existing leases covering space on the tenth (10th) floor of the Building.

         B. TERMS OF EXERCISE OF ANY OFFER. Any Offer shall contain the terms upon which Landlord acting in good faith is willing to lease the Expansion Space in question to Tenant, which terms shall reflect the Fair Market Value (as hereinafter defined) of the Expansion Space in question for the proposed term. Tenant shall have the right, exercisable by notice to Landlord within twenty
(20) days of receipt by Tenant of an Offer, time being of the essence, to lease the Expansion Space specified in such Offer upon the terms and conditions contained therein, in which event Landlord and Tenant shall enter into an amendment of this Lease reasonably acceptable to Landlord and

Tenant to provide for (i) the inclusion of such Expansion Space in the Premises,
(ii) an increase in the Rent by an amount equal to that specified in such Offer and (iii) a modification of the definition of "Tenant's Proportionate Share" to accurately represent the percentage that the rentable area of the Premises, together with the rentable area of such Expansion Space, bears to the total rentable area of the Building. In all other respects, the terms and conditions contained in this Lease (including escalations) shall remain unmodified. In the event that Tenant fails to exercise its right as aforesaid within twenty (20) days of the date of receipt of the Offer, Tenant shall be deemed to have waived its rights under this Article with respect to the Expansion Space in question, Landlord shall have the absolute right to lease the Expansion Space in question or any part thereof to any other person or entity and Tenant shall have no further rights with respect to the Expansion Space; provided, however, if such Expansion Space again becomes Available Space during the Term hereof, Tenant shall have a second opportunity to Lease such space in accordance with the terms, conditions and provisions of this Article 41; provided, however, any second offer delivered to Tenant for an Expansion Space shall be expressly subject and subordinate to the rights granted to any other tenants or occupants to such space. Furthermore, in the event Tenant delivers Landlord notice within twenty (20) days of Tenant's receipt of an Offer that Tenant disputes Landlord's determination of the Fair Market Value, the same shall be determined in accordance with subsection G of this Article 41. In the event that Tenant shall have exercised its right as aforesaid but Landlord and Tenant fail to mutually execute an amendment of this Lease as aforesaid within twenty (20) days from the date of receipt of such Offer, the Expansion Space in question shall be deemed to be included within the Premises without such written amendment upon the terms, conditions and provisions contained in this Lease, except as otherwise set forth in such Offer.

         C. FAILURE TO DELIVER EXPANSION SPACE. In the event that Tenant shall have exercised its option to lease an Expansion Space specified in an Offer and Landlord shall thereafter fail to deliver all or any portion of such Expansion Space on or before the date(s) upon which Landlord anticipates such space could be delivered to Tenant, then in such event, this Lease and the provisions of this Article 41 shall not be effected and Landlord shall not be subject to any liability therefor. Notwithstanding the foregoing however, if Landlord is unable to deliver possession of all or any portion of the Expansion Space due to a holdover by the existing tenant, Landlord agrees to use reasonable efforts to obtain possession of the Expansion Space. For the purpose of this Article 41, the term "reasonable efforts" shall mean that Landlord shall promptly commence and diligently prosecute a holdover proceeding against the existing tenant to the extent it is reasonable to do so under the circumstances.

         D. AS IS. Tenant agrees to accept the Expansion Space in question vacant, demised, broom-clean and in its then "as is" condition and understands and agrees that Landlord shall perform no work and incur no cost or expense in connection with the preparation of any Expansion Space for Tenant's occupancy.

         E. RIGHTS PERSONAL. The right of first offer described hereinabove is personal to the Tenant named herein and shall not be available to any person or entity other than the Tenant named herein including without limitation, any permitted subtenant, successor or assign of the Tenant named herein.

         F. DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  (i) "Available Space" as used herein shall mean vacant space which is (a) available for leasing to tenants and (b) has previously been leased to and occupied by a tenant or tenants other than Tenant; it being understood that Available Space shall include space which is or is reasonably anticipated to become vacant but shall not include space which is reasonably anticipated to become vacant but does not actually become vacant;

                  (ii) "Interested Party" shall mean the existing tenant or occupant in any such space or any other then existing person or entity having any preexisting rights in such space; and

                  (iii) "Fair Market Value" shall mean the rental rates for premises then being leased in other first class office buildings in Midtown, Manhattan for general office use similar in size, configuration, location, floor, floor plate, quality, age, available parking and service to the space then constituting the Expansion Space and shall reflect the terms then being offered as part of a "competitive leasing package," recognizing all relevant facts and circumstances, including, but not limited to, the term, size of the transaction, the prevailing rents, formulas and bases for escalation payments and the economic value of rent abatements, tenant improvement contributions and other concessions, and shall take into account any brokerage commissions payable in connection with such lease.

         G. DETERMINATION OF FAIR MARKET VALUE. (i) In the event Tenant timely sends Landlord notice that Tenant disputes Landlord's determination of Fair Market Value, Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental taking into consideration the factors set forth in subsection A hereof. In the event Landlord and Tenant cannot reach agreement within ten
(10) business days after the date the parties commence discussions regarding the same, Landlord and Tenant shall each within ten (10) business days thereafter select a reputable qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker"), who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the Fair Market Value. If Landlord's Broker and Tenant's Broker cannot reach agreement within fifteen (15) business days after the date such brokers have been selected, then, within ten
(10) business days thereafter, they shall designate a third reputable, licensed real estate broker having an office in New York County (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) business days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the Fair Market Value (respectively, "Landlord's Broker's Letter" and "Tenant's Broker's Letter").

              (ii) The Independent Broker shall conduct such investigations and hearings as he/she may deem appropriate and shall, within fifteen (15) business days after the date of his/her designation, choose either the rental set forth in Landlord's Broker's Letter or Tenant's Broker's Letter and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

42.      PENTHOUSE SPACE.

         A. INCLUSION OF PENTHOUSE SPACE. Landlord and Tenant acknowledge that Tenant desires to lease certain penthouse premises, deemed to consist of 1,200 rentable square feet, as more particularly shown hatched on Exhibit 3 annexed hereto and made a part hereof (the "Penthouse Space"). Landlord and Tenant further acknowledge that the Expansion Space is currently leased by Landlord to the existing tenant thereof (the "Existing PH Lease") for a term expiring on March 31, 2001. Upon the expiration or earlier termination of the Existing PH Lease and provided and upon the condition that this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond the expiration of any applicable grace or cure period, Landlord shall notify Tenant of such availability and Tenant shall lease the Penthouse Space for a term commencing on the date Landlord delivers possession of the Penthouse Space to Tenant (the "Penthouse Space Commencement Date") and ending on the Expiration Date.

         B. MODIFICATION TO LEASE. From and after the Penthouse Space Commencement Date, Article 1 of this Lease shall be deemed modified as follows:

                  (i) the "Premises", shall be deemed to include the Expansion Space;

                  (ii) the "Rent", as defined in clause (iii) of subparagraph A of Article 1, shall be deemed increased by the amount of Forty-Eight Thousand and 00/100 ($48,000.00) Dollars per annum through the Term of this Lease (provided, however, if this Lease remains in full force and effect and Tenant is not in default hereunder after receipt of notice thereof and the expiration of any applicable cure period, the Rent payable with respect to the Penthouse Space only shall be abated for the one hundred eighty (180) day period immediately following the Penthouse Space Commencement Date);

                  (iii) "Base Tax Year" and "Base Labor Year", as defined in clauses (ii) and (i) of subparagraph A of Article 1, shall mean the Tax Year and the calendar year, respectively, in which the Penthouse Space Commencement Date occurs.

                  (iv) "Tenant's Proportionate Share", as defined in clause (xviii) of subparagraph A of Article 1 hereof, shall be deemed to mean eight and sixty-nine hundredths percent (8.69%).

The terms and conditions contained in this Lease shall be applicable with respect to the Penthouse Space, except to the extent inapplicable or except as otherwise set forth in a written amendment of this Lease to be entered into by the parties hereto within thirty (30) days from the date Landlord notifies Tenant that the Penthouse Space has become available, which amendment shall confirm the inclusion of the Penthouse Space in the Premises and the applicable modifications to this Lease to be made pursuant to this Article 42. In the event Landlord and Tenant fail to mutually execute an amendment of this Lease as aforesaid within thirty (30) days from the date Landlord notifies Tenant that the Penthouse Space has become available, the Penthouse Space shall be deemed to be included within the Premises without such written amendment upon the terms, conditions and provisions contained in this Lease, except to the extent inapplicable.

         C. ACCEPTANCE OF EXPANSION SPACE. Tenant agrees to accept the Penthouse Space vacant, broom clean, demised and otherwise "as is" and understands and agrees that Landlord shall perform no work and incur no cost or expense in connection with the preparation of the Penthouse Space for Tenant's occupancy; provided, however, Landlord agrees to provide Tenant with a Form ACP-5 with respect to the Penthouse Space.

         D. FAILURE TO GIVE POSSESSION. In the event the Penthouse Space does not become available or if Landlord shall fail to deliver all or any portion of such Penthouse Space on or before the date upon which Landlord anticipates such space could be delivered to Tenant, then in such event, this Lease and the provisions of this Article 42 shall not be effected and Landlord shall not be subject to any liability therefor. Notwithstanding the foregoing however, if Landlord is unable to deliver possession of all or any portion of the Penthouse Space due to a holdover by the existing tenant, Landlord agrees to use its "reasonable efforts" (as defined in Article 41) to obtain possession of the Penthouse Space.

         E. PENTHOUSE TERRACE. Subject to Landlord's prior approval thereof (which approval Landlord may withhold or deny in the exercise of its sole and absolute discretion), from after the Penthouse Commencement Date, Tenant shall have the right, at its sole cost and expense, to construct temporary structures (e.g., an awning) on the area of the roof immediately surrounding the Penthouse Space (the "Penthouse Terrace"), provided that (i) Tenant complies with the provisions of Article 3 hereof, (ii) Tenant submits to Landlord or Landlord's Consultant detailed plans and specifications in form and substance reasonably satisfactory to Landlord in its reasonable discretion, (iii) neither the construction, use or maintenance of any such temporary structure nor Tenant's use of the Penthouse Terrace violates any law, rule, order or regulation of any governmental authority having jurisdiction over the Building or the Premises,
(iv) Tenant pays to Landlord all reasonable third-party, out-of-pocket costs and expenses of Landlord incurred in connection with its review of Tenant's plans, and (v) Tenant indemnifies, defends and holds Landlord harmless from and against any and all loss, cost, liability and expense arising out of or in connection with Tenant's construction, use and maintenance of any such temporary structures, or arising out of or in connection with the use of the Penthouse Terrace. Tenant acknowledges that the Penthouse Terrace is not part of the premises demised under this Lease, that Tenant has no interest or estate in the Penthouse Terrace, and that Tenant's use of the same shall be pursuant to a license granted by Landlord that can be terminated or revoked by Landlord at any time (a) if Tenant's use of the Penthouse Terrace or any structure constructed thereon by Tenant violates any law, rule, order or regulation of any governmental authority having jurisdiction over the Premises or the Building, including, without limitation, any applicable zoning laws, or (b) if Tenant is in default of any term, provision or condition of this Lease on Tenant's part to be observed or performed after receipt of notice thereof and the expiration of any applicable cure period. At Landlord's request, Tenant agrees to engage Landlord's designated contractor to construct the Penthouse Terrace, provided the cost thereof is commercially reasonable and/or competitive.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

POLESTAR FIFTH PROPERTY ASSOCIATES LLC, Landlord

By:      New Rock Realty Management LLC,
         a New York limited liability company,
         its authorized agent

         By:      NR Realty LLC,
                  a New York limited liability company,
                  its sole member

                  By:
                     ----------------------------------------------
                           Gary M. Tischler, Vice President

PREDICTIVE SYSTEMS, INC., Tenant

By:
   -------------------------------------------------
         Name:
              --------------------------------------
         Title:
               -------------------------------------


------------------------
Tenant's Tax I.D. Number

                                    EXHIBIT 1



                             Floor Plan of Premises

                                    EXHIBIT 2

                            Form of Letter of Credit

[BANK LETTERHEAD]

POLESTAR FIFTH PROPERTY ASSOCIATES LLC
c/o New Rock Realty Management LLC
420 Lexington Avenue
New York, New York 10170

PW Real Estate Investments, Inc.
c/o Paine Weber Real Estate Securities, Inc.
1285 Avenue of the Americas
New York, New York 10019

Re: Irrevocable Clean Letter of Credit

By order of our client, _____, we hereby open our clean irrevocable Letter of Credit No. in your favor for an amount not to exceed in the aggregate $ Dollars effective immediately.

Funds under this credit are available to you against your sight draft on us mentioning thereon our Credit No. ___.

This Letter of Credit shall expire sixteen (16) months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least thirty (30) days prior to any expiry date we shall notify you by registered or certified mail (return receipt requested) that we elect not to consider this Letter of Credit renewed for any such additional period. In no event, however, shall this Letter of Credit be extended beyond [INSERT DATE WHICH IS NOT LESS THAN THIRTY (30) DAYS BEYOND THE FINAL EXPIRATION DATE OF THE LEASE].

Upon receipt of such notice, but on or before the then expiration date, you may draw the full amount hereunder by means of your sight draft drawn on us, accompanied by your written statement purportedly signed by one of your authorized representatives reading as follows: "We are in receipt of written notice from you of your election not to renew your Letter of Credit No. _____, and we have not received an acceptable replacement Letter of Credit as of the date of our drawings."

         This Letter of Credit is transferable without any fees or charges and may be transferred one or more times upon receipt of your written instructions.

[Insert standard provision for the right to transfer the letter of credit in accordance with the Uniform Customs and Practice for Documentary Credits referred to below.]

         We hereby agree with you that all drafts drawn with the terms of this Letter of Credit will be duly honored upon presentment and delivery to our office at on or prior to the expiry date, or as the same may from time to time be extended.

         Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,
[Name of Bank]
By:

                                    EXHIBIT 3



                                 Penthouse Space

                                    EXHIBIT 4



                             Cleaning Specifications

                                    EXHIBIT 5

                  List of Expiration Dates of 10th Floor Leases

                                   SCHEDULE A

                              RULES AND REGULATIONS

      I. The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant's premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

      II. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenants' employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable unless and to the extent directly caused by Landlord's negligence to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

     III. No tenant shall obtain or accept for use in its premises ice, drinking water, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulation as may be fixed by Landlord.

      IV. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or permitted by Landlord shall be used in a tenant's premises.

       V. There shall not be used in any space, nor in the public halls of the Building, either by any tenant, jobber or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      VI. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the air-conditioning system to cool or ventilate the tenant's premises.

     VII. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

    VIII. Each tenant shall be required to use Landlord's designated locksmith and may only install such locks and other security devices as Landlord reasonably approves. Each tenant shall furnish Landlord with keys to its respective premises so that Landlord may have access thereto for the purposes set forth in the Lease. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

      IX. Each tenant, shall, at its expense, provide artificial light in the premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

       X. No tenant shall install or permit to be installed more than three (3) vending machines in any tenant's premises and such machines shall be solely for the purpose of dispensing food products and beverages for consumption by Tenant's employees and guests.

      XI. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

     XII. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time.

    XIII. All electrical fixtures hung in offices or spaces along the perimeter of any tenant's Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

     XIV. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

      XV. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

     XVI. No tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except as expressly approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises or from warming food in a microwave or toaster- oven, provided that except as expressly set forth herein or as otherwise agreed to by Landlord, no cooking or food preparation shall be carried out at the premises.

    XVII. No tenant shall generate, store, handle, discharge or otherwise deal with any Hazardous Substances on or about the Real Property, other than chemicals generally used in standard office equipment and for standard office cleaning purposes; provided that any such chemicals shall be delivered, stored, used and disposed of in full compliance with all applicable laws, regulations, ordinances and orders of any governmental body claiming to have jurisdiction over the premises.

                                   SCHEDULE B


                           TENANT'S INITIAL ALTERATION


         I. Tenant shall perform or cause the performance of Alterations in and to the Premises to prepare same for Tenant's initial occupancy thereof ("Tenant's Initial Alteration"). All Alterations to be performed by Tenant shall be, at a minimum, of a quality and standard equivalent to the standards for construction set by Landlord, from time to time, for the Building, and shall be subject to the prior approval of Landlord, which approval shall be granted or withheld in accordance with Article 3 hereof. Tenant shall submit to Landlord or, at Landlord's direction, Landlord's Consultant, complete and detailed architectural, mechanical and engineering plans and specifications prepared by an architect or engineer licensed in the State of New York and reasonably approved by Landlord, which plans and specifications shall be stamped and certified by such architect or engineer, showing Tenant's Initial Alteration, which plans and specifications shall be prepared by Tenant, at Tenant's own cost and expense. Tenant's plans and specifications shall include all information necessary to reflect Tenant's requirements for the design and installation of any air-cooling equipment, ductwork, heating, electrical, plumbing and other mechanical systems and all work necessary to connect any non-standard facilities to the Building's base mechanical, electrical and structural systems. Tenant's submission shall include not less than three (3) sets of sepias and five (5) sets of black and white prints.

         II. Tenant shall not perform work which would (a) require changes to structural components of the Building or the exterior design of the Building,
(b) require any material modification to the Building's mechanical installations or other Building installations outside the Premises, (c) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (d) be incompatible with the Certificate of Occupancy for the Building. Any changes required by any governmental department affecting the construction of the Premises shall be performed at Tenant's sole cost.

         III. At the time that Tenant submits its plans and specifications to Landlord for Landlord's approval, such plans and specifications must be transmitted to Landlord with a cover letter stating that "the enclosed plans and specifications are being transmitted to Landlord for its review and approval pursuant to the terms of the Lease." Landlord or Landlord's Consultant shall respond to Tenant's request for approval of any plans and specifications described in Paragraph I above within ten (10) business days following the submission of such plans and specifications prepared in accordance with the terms hereof. In the event Landlord or Landlord's Consultant shall disapprove of all or a portion of any of Tenant's plans and specifications, such disapproval shall be set forth in writing and shall include the reasons therefor in reasonable detail, in which event Tenant shall revise such plans and specifications and resubmit same to Landlord within five (5) business days thereafter, time being of the essence. Landlord or Landlord's Consultant shall respond to Tenant's request for consent of any such revised plans within five
(5) business days following resubmission. The approval of plans and specifications by Landlord or Landlord's Consultant (hereinafter referred to as the "Final Plans") together with Tenant's satisfactory compliance with the requirements set forth in items (1) through (4) of Schedule E annexed to this Lease, shall be deemed an authorization for Tenant to proceed with Tenant's Initial Alteration, which shall be performed in accordance with the provisions of Article 3 and Schedule F of this Lease. Tenant shall reimburse Landlord for all reasonable actual third party out-of-pocket fees incurred by Landlord in connection with Tenant's Initial Alteration. Neither the recommendation or designation of an architect or engineer nor the approval of the final plans and specifications by Landlord or Landlord's Consultant shall be deemed to create any liability on the part of Landlord with respect to the design or specifications set forth in the Final Plans.

         IV. Landlord agrees to reimburse Tenant for the cost of Tenant's Initial Alteration, as approved by Landlord or Landlord's Consultant and made by Tenant within twelve (12) months of the Commencement Date to the extent of the lesser of (i) $1,251,100.00 or (ii) the actual cost to Tenant for Tenant's Initial Alteration ("Landlord's Contribution"). In addition, Landlord agrees to reimburse Tenant for the cost incurred by Tenant to "box-in" the columns within the Premises, at an agreed upon cost of $250.00 per column, which aggregate cost shall be deemed added to, and shall be payable to Tenant as if such cost were part of, Landlord's Contribution. Up to ten (10%) percent of Landlord's Contribution may be applied by Tenant towards the architectural, engineering and filing fees incurred by Tenant in connection with Tenant's Initial Alteration. Provided this Lease is in full force and effect and Tenant is not in default hereunder beyond the expiration or any applicable grace or cure period,

Landlord's Contribution shall be paid by progress payments as follows: on or before the first (1st) day of each calendar month, Tenant may submit to each of Landlord and Landlord's Consultant an application and certificate for payment (standard AIA Form G702) for that portion of Tenant's Initial Alteration previously completed, which application and certificate for payment must be accompanied by (a) all information and documents required thereunder and (b) a partial lien waiver executed by the general contractor (the "General Contractor") and its subcontractors employed in connection with Tenant's Initial Alteration covering work previously paid for out of prior progress payments. Provided Landlord's architect verifies in writing that the work described in any such application and certificate for payment has been completed in accordance with the Final Plans, Landlord, on or about the thirtieth (30th) day of such calendar month shall remit to Tenant ninety percent (90%) of the amount so requisitioned by Tenant or such other amount as is approved by Landlord, based on the portion of Tenant's Initial Alteration which has been completed, with ten (10%) percent to be retained until final payment of Landlord's Contribution is due pursuant to the terms of this Subsection IV. Provided this Lease is in full force and effect and Tenant is not in default hereunder beyond the expiration of any applicable grace or cure period, Landlord shall pay the balance of Landlord's Contribution to Tenant within thirty (30) days of submission by Tenant of (a) paid receipts (or such other proof of payment as Landlord shall reasonably require) for work done in connection with Tenant's Initial Alteration, (b) a written statement from Tenant's architect or engineer that the work described on any such invoices has been completed in accordance with the Final Plans, (c) a lien waiver executed by the general contractor employed by Tenant in connection with Tenant's Initial Alteration, (d) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this Schedule B (as applicable), which shall include, without limitation, submission of all of the items described on Schedule F annexed hereto and made a part hereof and (e) two (2) complete sets of "as-built" Final Plans.

                                   SCHEDULE C


                        Landlord's Pre-Commencement Work


         Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the following work in the Premises, which work shall not be considered part of the work subject to Landlord's Contribution as set forth in
Section IV of Schedule B hereof, all of which shall be of design, capacity, finish and color of the building standard adopted by Landlord for the Building (herein called "Building Standard"):

         A. Demolish the existing improvements in the Premises in accordance with demolition specifications to be delivered by Tenant and reviewed and approved by Landlord in accordance with the terms of this Lease (such approval not to be unreasonably withheld), including the removal of any asbestos-containing vinyl floor tile located therein, and cause the Premises to be in broom clean condition.

         B.       Flash patch the floors of the Premises, as required.

         5. Provide an ACP-5 to Tenant for the Premises following the demolition of the existing improvements therein.

                                   SCHEDULE D


                        Landlord's Post-Commencement Work

I. Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the following work in the Premises, which work shall not be considered part of the work subject to Landlord's Contribution as set forth in Section IV of Schedule B hereof, all of which shall be of design, capacity, finish and color of the Building Standard:

         A. Cause all exterior windows in the Premises to be double-glazed thermopane windows no later than October 1, 1999.

         3.         Provide one (1) electricity disconnect point to the eleventh
                    (11th) floor of the Building no later than August 1, 1999.

         C. Install new water-tight clear glass in the two (2) existing skylights in the Premises on the 37th street side of the Building no later than August 1, 1999, which skylights shall be maintained and repaired by Landlord throughout the Term hereof, unless such maintenance or repair is necessitated by the negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors. Upon Tenant's written request and at Tenant's sole cost and expense, Landlord agrees to install skylights in the other two (2) existing roof penetration areas, provided the installation, repair and maintenance of the same shall be at Tenant's sole cost and expense.

         7. Promptly following Landlord's receipt of Tenant's electrical drawings, identify one (1) connection point on the Building Class E System for connection of Tenant's devices by Tenant; it being understood and agreed that Tenant shall make all connections thereto as part of Tenant's Initial Alteration and such connections shall be supervised by the Building's fire alarm vendor at Tenant's sole cost.

II. Landlord shall perform Landlord's Post-Commencement Work simultaneously with Tenant's Initial Alteration. Tenant shall not interfere (other than to a de minimis extent) with the performance of Landlord's Post-Commencement Work and shall coordinate Tenant's Initial Alteration so that it does not interfere with the performance of Landlord's Post-Commencement Work.

III. Landlord and Tenant acknowledge that the Post-Commencement Work involves the procurement of long lead items and, accordingly, may be performed after Tenant has taken possession of the Premises. Landlord and Tenant shall cooperate to mutually determine when such work will be commenced. However, once the Post-Commencement Work begins, Landlord shall have the right to complete the Post-Commencement Work on a continuous, uninterrupted schedule without Tenant interference. Tenant acknowledges that the Post-Commencement Work shall be performed at such times, including normal business hours, and in such a manner as Landlord shall reasonably determine, provided that Landlord agrees to perform such work in a manner intended to minimize material inconvenience to Tenant. Tenant agrees (i) to cooperate with Landlord or Landlord's agent during the performance of such work, including, but not limited to, the temporary removal and relocation of Tenant's fixtures, equipment and other personalty by Tenant, to the extent reasonably necessary, and (ii) to release Landlord from all losses, costs, damages and expenses incurred as a result of such work, unless any such loss, cost, damage or expense arises from Landlord's negligence or wilful misconduct. Landlord acknowledges that it will be engaging union labor to install the windows and to perform the electrical and Class E System work.

                                   SCHEDULE E

                                REQUIREMENTS FOR
                        "CERTIFICATES OF FINAL APPROVAL"

1. All required Building Department Forms must be properly filled out and completed by the approved architect/engineer of record or Building Department expediter, as required.

2. All forms are to be submitted to Landlord for Landlord's review and signature prior to submission of final plans and forms to the New York City Building Department, as required.

3. All pertinent forms and filed plans are to be stamped and sealed by a licensed architect and/or professional engineer, as required. All controlled inspections are to be performed by the architect/engineer of record unless approved otherwise by Landlord.

4. A copy of all approved forms, permits and approved Building Department plans (stamped and signed by the New York City Building Department) are to be submitted to the building office prior to start of work.

5. Copies of all completed inspection reports and NYC Building Department sign-offs are to be submitted to the building office immediately following completion of construction, as required.

6. All claims, violations or discrepancies with improperly filed plans, applications, or improperly completed work shall become the sole responsibility of the applicant to resolve, as required.

7. All changes to previously approved plans and applications must be filed under an amended application, as required. Landlord reserves the right to withhold approvals to proceed with changes until associated plans are properly filed with the New York City Building Department, as required.

8. The architect/engineer of record accepts full responsibility for any and all discrepancies or violations which arise out of non-compliance with all local laws and building codes having jurisdiction over the work.

9. Landlord reserves the right to reject any and all work requests and new work applications that are not properly filed or accompanied by approved plans and building permits.

10. All ACP's and asbestos inspections must be conducted by a licensed and fully qualified asbestos inspection agency approved by Landlord.

                  These forms must be furnished by the Architect/ Engineer of record or Building Department expediter (filing agency) and approved by the Landlord prior to submitting all plans and forms to the New York City Building Department for final approval.

                  These forms must be furnished in order for Tenant to receive "Landlord's Contribution."

                       FORM          DESCRIPTION
                       ----          -----------

________ *             PW-1          Building Notice Application (Plan work
                                     approval application)

________ *             PW-1B         Plumbing/Mechanical Equipment
                                     Application and Inspection Report

________ *             PW-1          Statement Form B

________ *             TR-1          Amendment Controlled Inspection
                                     Report

________               PW-2          Building Permit Form (All Disciplines)

________               B Form 708    Building Permit "Card"

________ *             TR-1          Certification of Completed Inspection and
                                     Certified  Completion Letter by
                                     Architect/Engineer of record or Building
                                     Department expediter

________               PW-3          Cost Affidavit Form

________               PW-4          Equipment Use Application Form

________*              PW-6          Revised Certificate of Occupancy for change
                                     in use (if applicable)

________               Form ACP7     New York City Department of
                           or        Environmental Protection Asbestos
                       Form  ACP5    Inspection Report as prepared by a
                                     licensed and approved asbestos inspection
                                     agency

                                     Building Department Equipment Use Permits for all new HVAC equipment installed under this application

                                     Revised Certificate of Occupancy for change in use (if applicable)

* These items must be PERFORATED (with the date and New York City Building Department Stamp) to signify New York City Building Department Approval. All forms must bear proper approvals and sign-offs prior to authorization given by Landlord to proceed with the work.

                                   SCHEDULE F

                   TENANT ALTERATION WORK AND NEW CONSTRUCTION
                           CONDITIONS AND REQUIREMENTS


1. No Alterations are permitted to commence until original CERTIFICATES OF INSURANCE required from Tenant's general contractor (the "General Contractor") and all subcontractors complying with the attached requirements are on file with the Building office.

2. All New York City Building Department applications with assigned BN# and PERMITS must be on file with the Building office PRIOR to starting work. A copy of the building permit must also be posted on the job site by the General Contractor. The General Contractor shall make all arrangements with Landlord's expediter for final inspections and sign-offs prior to substantial completion.

3. The General Contractor shall comply with all Federal, State and local laws, building codes, OSHA requirements, and all laws having jurisdiction over the performance and handling of the Alterations.

4. The existing "Class E" fire alarm system (including all wiring and controls), if any, must be maintained at all times. Any additions or alterations to the existing system shall be coordinated with the Building office as required. All final tie-in work is to be performed by Landlord's fire alarm vendor and coordinated by the General Contractor. All costs for the tie-ins are reimbursable to Landlord by Tenant.

5. All wood used, whether temporary or not, such as blocking, form work, doors, frames, etc. shall be fire rated in accordance with the New York City Building and Fire Code requirements governing this work.

6. Building standby personnel (i.e. Building operating engineer and/or elevator operator), required for all construction will be at Landlord's discretion. Freight elevators used for overtime deliveries must be scheduled in writing with Landlord at least 24 hours in advance, as required. All costs associated are reimbursable to Landlord by Tenant.

7. The General Contractor shall comply with the Rules and Regulations of the Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with Building operations. All bulk deliveries or removals will be made prior to 8:00 a.m. and after 5:00 p.m. or on weekends, as required.

8. No exterior hoisting will be permitted. All products or materials specified are to be assembled on-site, and delivered to the site in such a manner so as to allow unobstructed passage through the Building's freight elevator, lobbies, corridors, etc. The General Contractor will be responsible for protection of all finished spaces, as required.

9. All construction personnel must use the freight elevator at all times. Any and all tradesman found riding the passenger elevators without prior approval from Landlord will be escorted out of the Building and not be allowed re-entry without written approval from the Building office.

10. During the performance of Alterations other than Cosmetic Alterations, Tenant's construction supervisor or job superintendent must be present on the job site at all times.

11. During the performance of Alterations, all demolition work shall be performed after 6:00 p.m. during the week or on weekends. This would include carting or rubbish removal as well as performing any operations that would disturb other Building tenants or other occupants (drilling, chopping, grinding, recircuiting, etc.).

12. No conduits or cutouts are permitted to be installed in the floor slab without prior written approval from Landlord. Landlord reserves the right to restrict locations of such items to areas that will not interfere with the Building's framing system or components. No conduits or cutouts are permitted outside of Tenant's Premises.

13. Plumbing connections to Building supply, waste and vent lines are to be performed after normal working hours, and coordinated with the Building manager, and are to include the following minimum requirements:

         A. Separate shutoff valves for all new hot and/or cold water supply lines (including associated access doors).

         B. Patch and repair of existing construction on floor below, immediately following completion of plumbing work (to be performed after normal working hours, as required).

14. The General Contractor must coordinate all work to occur in public spaces, core areas and other tenant occupied spaces with Landlord, and perform all such work after normal working hours (to include associated patch and repair work). The General Contractor shall provide all required protection of existing finishes within the affected area(s).

15. The General Contractor must perform all floor coring, drilling or trenching after normal business hours, and obtain Landlord's permission and approval of same prior to performing such work.

16. Convector mounted outlets and associated conduits, wiring, boxes, etc., shall be located and installed in areas where they will not hinder the operation or maintenance of existing fan coil units or prevent removal or replacement of access panels or removable covers.

17. The General Contractor shall be responsible for all final tests, inspections and approvals associated with all modifications, deletions or additions to Building Class "E" systems and equipment.

18. Recircuiting of existing power/lighting panels and circuits affecting Building and/or tenant operations are to be performed after normal business hours and coordinated with the Building office in advance, as required.

19. All burning and welding to be performed in occupied or finished areas shall be performed after normal business hours and coordinated with the Building office in advance, as required. Proper ventilation of the work area will be required in order to perform this work.

20. The General Contractor shall provide Landlord's managing agent and the Building office with all approved submittal and closeout documents as well as all required final inspections and Building Department sign-offs just prior to or immediately following completion of construction.

21. Any and all Alterations to the Building sprinkler system (including draining of system) are to be performed after normal business hours and coordinated with the Building office, as required. All costs associated with the shut down, drain and refill of the sprinkler system are reimbursable to Landlord.

22. The General Contractor shall be responsible for any and all daily cleanup required to keep the job site clean throughout the entire course of the Alterations. No debris shall be allowed to accumulate in any public spaces.

23. The General Contractor shall be responsible for proper protection of all existing finishes and construction for Alterations to be performed in common Building areas. All Alterations to be performed in occupied areas outside of the Premises shall be performed after normal business hours and coordinated with the Building office, as required.

24. The General Contractor shall perform any and all hoisting associated with the Alterations after normal business hours. The General Contractor will obtain all required permits and insurance to perform work of this nature. The General Contractor shall specify hoisting methods and provide all required permits and insurance to Landlord's managing agent and the Building office prior to commencement of Alterations.

25. Union labor shall be used by all contractors and subcontractors performing any and all Alterations within the Building. All contractors and subcontractors shall perform all work in a professional manner, and shall work in close harmony with one another as well as with the Building management and maintenance personnel.

26. The General Contractor shall forward complete copies of all approved contractor submittal, and Building and Fire Department sign-offs and Statement of Responsibility forms, to the Building office immediately following completion of construction.


                             INSURANCE REQUIREMENTS

LIABILITY LIMITATIONS

A. Comprehensive or Commercial General Liability Insurance written on an occurrence basis, to afford protection of $5,000,000 combined single limit for personal injury, bodily injury and/or death and Broad Form property damage arising out of any one occurrence; and which insurance shall include coverage for premises-operations (including explosion, collapse and underground coverage), elevators, contractual liability, owner's and contractor's protective liability, and completed operations liability.

B. Comprehensive Auto Liability Insurance covering the use of all owned, non-owned and hired vehicles providing bodily injury and property damage coverage, all on a per occurrence basis, at a combined single limit of $1,000,000.

C. Worker's Compensation Insurance providing statutory benefits for contractor's employees and Employer's Liability Coverage in an amount not less than $100,000/$500,000/$100,000.

D.       Property coverage damage to or loss of use of contractor's equipment.


CERTIFICATE HOLDER
------------------

Polestar Fifth Property Associates LLC
c/o New Rock Realty Management LLC
420 Lexington Avenue
New York, New York 10170

ADDITIONAL INSUREDS
-------------------
417 FS Realty LLC
c/o Prince Management Corp.
498 Seventh Avenue
New York, New York 10036

Polestar Fifth Property Associates LLC
c/o New Rock Realty Management LLC
420 Lexington Avenue
New York, New York 10170

Polestar Fifth Funding LLC
c/o NorthStar Capital Partners LLC
527 Madison Avenue
New York, New York 10022

Polestar Fifth Optionee LLC
c/o NorthStar Capital Partners LLC
527 Madison Avenue
New York, New York 10022

Polestar Fifth Holding LLC
c/o NorthStar Capital Partners LLC
527 Madison Avenue
New York, New York 10022

PW Real Estate Investments Inc.
c/o Paine Weber Real Estate Securities, Inc.
1285 Sixth Avenue, 19th Floor
New York, New York 10019

Emmes Asset Management Corp.
420 Lexington Avenue
New York, New York 10170

New Rock Realty Management LLC
420 Lexington Avenue
New York, New York 10170

In addition to listing each of the Additional Insured parties, as noted above, the Certificate of Insurance, general liability form, shall state that "The General Aggregate limit applies separately to each project."

The name and address of the Additional Insureds shall appear on the Certificate of Insurance. The insurance agent's address and telephone number is also required.

                             INDEX OF DEFINED TERMS

TERM                                                                 PAGE
Alterations.............................................................3
Assessed Valuation.....................................................25
Available Space........................................................37
Base Labor Rates.......................................................26
Base Labor Year.....................................................1, 39
Base Tax Year.......................................................1, 39
Base Taxes.............................................................25
Broker..................................................................1
Building................................................................1
Building Standard...................................................C - 3
business days..........................................................34
CERCLA.................................................................36
CFC.....................................................................4
Class A Office Buildings...............................................25
Commencement Date.......................................................1
Comparison Year........................................................25
Cosmetic Alterations....................................................3
Deficiency.............................................................20
Environmental Laws.....................................................36
Events of Default......................................................18
Existing PH Lease......................................................38
Expiration Date.........................................................1
Fair Market Value......................................................38
Final Plans.........................................................B - 1
force majeure event....................................................23
General Contractor..................................................B - 2
Governmental Entity....................................................15
Hazardous Substances...................................................34
Hazardous Substances Claims............................................36
Independent Broker.....................................................38
Interested Party.......................................................38
Labor Rate Factor.......................................................1
Labor Rate Multiple.....................................................1
Labor Rates............................................................25
Landlord................................................................1
Landlord's Broker......................................................38
Landlord's Broker's Letter.............................................38
Landlord's Consultant...................................................4
Landlord's Contribution.............................................B - 1
Landlord's Statement...................................................26
Landlord's Work........................................................16
Leaseback Space........................................................11
Letter of Credit.......................................................33
Limited Liability Successor Entity.....................................32
Mortgages...............................................................6
Offer..................................................................37
office(s)..............................................................34
Others.................................................................26
Overtime Periods.......................................................29
Parties................................................................18
Partnership Tenant.....................................................31
Penthouse Space........................................................38
Penthouse Space Commencement Date......................................38
Permitted Uses..........................................................1
Premises................................................................1
R.A.B..................................................................25
Real Property...........................................................1
reasonable efforts.....................................................37
reenter/reentry........................................................34
related corporation....................................................15
Remedial Work..........................................................36
Rent....................................................................1
Rent Commencement Date..................................................2
Rules and Regulations...................................................7
Security Deposit........................................................2
Sublet Space...........................................................14

Substantial Services Failure...........................................31
Substitution Date......................................................33
Superior Leases.........................................................6
Tax Year...............................................................25
Taxes..................................................................25
Tenant..................................................................1
Tenant's Broker........................................................38
Tenant's Broker's Letter...............................................38
Tenant's Initial Alteration......................................2, B - 1
Tenant's Proportionate Share............................................2
Unavoidable Delays.....................................................24